EXECUTION COPY
Exhibit 10.39

MASTER FRAMEWORK AGREEMENT

This MASTER FRAMEWORK AGREEMENT (this “Framework Agreement”), is made and entered into as of September 4, 2018 (the “Effective Date”), by and among:
(A)    MUFG Bank, Ltd., a Japanese banking corporation (“MUFG”) and each other financial institution from time to time party hereto, as buyers (each, a “Buyer” and, collectively, the “Buyers”);
(B)    MUFG, as agent for the Buyers (in such capacity, “Buyer Agent”);
(B)    CHS Inc., a Minnesota corporation (“CHS”), CHS Capital, LLC, a Minnesota limited liability company (“CHS Capital”), as sellers (each, a “Seller” and, collectively, the “Sellers”); and
(C)    CHS, as agent for the Sellers (in such capacity, “Seller Agent”).
Each of each Buyer, Buyer Agent, Seller Agent and each Seller may also be referred to herein individually as a “Party”, and collectively as the “Parties”.
RECITALS
WHEREAS, each Seller is party to a securitization facility pursuant to which such Seller sells receivables and/or loans to Cofina Funding, LLC (“Cofina”) and receives the purchase price therefor consisting of combination of cash and indebtedness under Seller Notes issued by Cofina to each such Seller; and
WHEREAS, the Buyers have agreed to provide Sellers with a facility under which the Buyers will enter into certain sale and repurchase agreements with each Seller with respect to their respective Seller Notes.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Interpretation.
1.1    Definitions. All capitalized terms used in this Framework Agreement (including its recitals, Exhibits and Schedules) shall, unless otherwise defined herein, have the respective meanings set forth in Schedule 1 hereto.
1.2    Construction.
(a)The headings, sub-headings and table of contents in this Framework Agreement shall not affect its interpretation. References in this Framework Agreement to Sections, Exhibits and Schedules shall, unless the context otherwise requires, be references to Sections of, and Exhibits and Schedules to, this Framework Agreement.
(b)Words denoting the singular number only shall include the plural number also and vice versa; words denoting one gender only shall include the other genders and words denoting persons shall include firms and corporations and vice versa.
(c)References to a Person are also to its permitted successors or assigns.

(d)References in this Framework Agreement to any agreement or other document shall be deemed also to refer to such agreement or document as amended or varied or novated from time to time.
(e)References to an amendment include a supplement, novation, restatement or re-enactment, and “amend” and “amended” (or any of their derivative forms) will be construed accordingly.
(f)Reference to a time of day is a reference to New York City time.
(g)“Include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”.
(h)“Hereof”, “hereto”, “herein” and “hereunder” and words of similar import when used in this Framework Agreement refer to this Framework Agreement as a whole and not to any particular provision of this Framework Agreement.
(i)References to a “writing” or “written” include any text transmitted or made available on paper or through electronic means.
(j)References to “$”, U.S. Dollars or otherwise to dollar amounts refer to the lawful currency of the United States.
(k)References to a law include any amendment or modification to such law and any rules and regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules and regulations occurs, before or after the Effective Date.
2.Transaction Agreements.
2.1    Agreements to be Executed at the Closing. Concurrently with this Framework Agreement, the Parties intend to execute the following additional agreements to which they are party:
(a)the CHS Master Repurchase Agreement;
(b)the CHS Capital Master Repurchase Agreement;
(c)the No-Petition Letter between Buyer Agent, Buyers and the Securitization Agent; and
(d)the Guaranty.
2.2    Definitions. When used in any Transaction Agreement, capitalized terms not otherwise defined therein will, to the extent defined herein, have the meanings set forth in this Framework Agreement (including Schedule 1).
3.Closing; Closing Deliveries.
3.1    Closing. Subject to the terms and conditions of this Framework Agreement, the transactions contemplated in this Framework Agreement to occur concurrently with the execution hereof (other than the entry into any Confirmations) will take place at a closing (the “Closing”) to be held on the Effective Date by the exchange of electronic documentation.
3.2    Seller Closing Deliverables. At the Closing or prior to the Closing, the Sellers and Seller Agent (as applicable) will deliver, or cause to be delivered, to each Buyer and Buyer Agent:
(a)an executed counterpart to each of the Transaction Agreements (including any Confirmations with respect to Transactions being entered into on the Effective Date) to which it is a party;
(b)a counterpart of the Guaranty executed by Guarantor;
(c)a certificate of the Secretary or an Assistant Secretary of each Seller, dated the Effective Date, certifying as to (i) the incumbency of the officers of such Seller executing the Transaction Agreements, (ii) (A) with respect to CHS, there having been no change to CHS’s articles of incorporation and bylaws delivered to Buyer Agent as Exhibit B and Exhibit C, as applicable, to the Assistant Secretary’s Certificate delivered on behalf of CHS on July 18, 2017, and (B) with respect to CHS Capital, there having been no change to CHS Capital’s articles of organization delivered to Buyer Agent as Exhibit B to the Secretary’s Certificate delivered on behalf of CHS Capital on July 18, 2017; and (iii) copies of all corporate approvals and consents of such Seller that are required by it in connection with entering into, and the exercise of its rights and the performance of its obligations under, the Transaction Agreements;
(d)a customary legal opinion or opinions of Dorsey & Whitney LLP, in form and substance satisfactory to Buyer Agent and each Buyer, with respect to each Seller and the Guarantor opining on existence,

due authorization and execution, absence of conflicts with Organizational Documents and with certain material agreements (including, for the avoidance of doubt, the Securitization Facility Documents and the Credit Facility Documents), binding nature of obligations, absence of violations of Applicable Law, absence of consents under Applicable Law and validity and perfection of security interests;
(e)a favorable bring-down opinion as to true sale and non-consolidation matters with respect to the CHS Parties and the transactions contemplated by the Securitization Facility Documents, delivered in accordance with Section 6 of the Securitization Amendment and including each Buyer and Buyer Agent, as an addressee thereof;
(f)results of a UCC lien search with respect to each Seller for the State where such Seller is organized as of a date not more than thirty (30) days prior to the Closing; and
(g)fully prepared UCC-1 financing statements reflecting the security interests granted by each Seller under the applicable Master Repurchase Agreement.
3.3    Buyers and Buyer Agent Closing Deliverables. At the Closing or prior to the Closing, each of Buyer Agent and each Buyer will deliver to Sellers (i) an executed counterpart to each of the Transaction Agreements (including any Confirmations with respect to Transactions being entered into on the Effective Date) to which it is a party and (ii) an executed copy of IRS Form W-8ECI or IRS Form W-8IMY, as applicable.
3.4    Transaction Deliverables. Unless waived by Buyer Agent in its sole discretion, no later than 12:00 p.m. on the third Business Day prior to the date of the initial Transaction hereunder, Seller Agent will deliver to Buyer and Buyer Agent (i) a duly completed Transaction Notice with respect to the initial Transactions, (ii) fully-completed forms of Confirmations for such Transactions (excluding the terms thereof pertaining to Pricing Rate, Price Differential and Repurchase Price), (iii) a copy of the pro-forma Information Package required to be delivered to the Securitization Agent and (iv) a Purchase Report with respect to the Settlement Period ending July 31, 2018. Promptly following the entry into such initial Transaction(s), the Sellers shall deliver (or caused to be delivered) to each Buyer and Buyer Agent the original executed versions of each Seller Note.
4.Transactions.
4.1    Requests for Transactions.
(a)Transaction Notices. Seller Agent may, from time to time during the Facility Term, deliver a written notice, substantially in the form attached hereto as Exhibit A (a “Transaction Notice”) to Buyer Agent and each Buyer requesting on behalf of the Sellers that Buyers enter into Transactions with respect to each of the Seller Notes on a Monthly Date (or, if Sellers elect to terminate outstanding Transactions pursuant to Paragraph 3(c)(ii) of the applicable Master Repurchase Agreement, on the effective date of such termination) on a pro rata basis in accordance with each Buyer’s Undivided Funding Percentage. Such notice (i) shall be delivered to Buyer Agent and each Buyer not less than three (3) Business Days prior to the date of the proposed Transaction, (ii) shall include fully-completed forms of Confirmations for such Transactions (excluding the terms thereof pertaining to Pricing Rate, Price Differential and Repurchase Price), and (iii) to the extent the proposed Purchase Date is a Monthly Date, shall be accompanied by copies of the Purchase Report and the Information Package required to be delivered pursuant to the Securitization Facility Documents in respect of the most recently completed Settlement Period prior to such proposed Purchase Date. For the avoidance of doubt, (A) no Transaction may be requested hereunder with respect to a Seller Note unless a corresponding Transaction is requested hereunder with respect to each other Seller Note, each of such proposed Transactions having the same proposed Purchase Date and same proposed Repurchase Date and (B) no outstanding Transaction with respect to a Seller Note may be terminated by a Seller pursuant to Paragraph 3(c)(ii) of the applicable Master Repurchase Agreement unless each other corresponding Transaction with respect to each other Seller Note is likewise terminated under each other Master Repurchase Agreement on the same effective date of termination.
(b)Buyers’ Option to Proceed or Decline. Following receipt of a properly completed Transaction Notice and supporting documentation in accordance with Section 4.1(a), and so long as the proposed Transactions comply with the requirements set forth in Section 4.3, each Buyer may, at its sole discretion, severally and not jointly, elect to either (i) enter into the proposed Transactions with Sellers on the terms set forth in the Transaction Notice (with such modifications as such Buyer and Seller Agent shall have agreed) by delivering to Seller Agent finalized and executed Confirmations evidencing such Transactions and paying its applicable Funded Purchase Price in accordance with Section 4.1(c) below or (ii) decline Sellers’ request to enter into such Transactions (in which case such Buyer shall deliver written notice of such election to the Seller Agent and Buyer Agent on or before the proposed Purchase Date specified in the Transaction Notice (any Buyer who has declined to enter into a Transaction pursuant to this clause (ii), a “Non-Consenting Buyer”); provided that, following any Non-Consenting Buyer’s delivery of a written notice pursuant to this clause (ii) with respect to any Transaction at any time there are two or more Buyers, (x) such Non-Consenting Buyer shall have no right to enter into any other Transactions on and after such date and (y) the Undivided Funding Percentage for such Transaction shall be recalculated in accordance with the definition thereof. To the extent a Buyer wishes to proceed with the Transactions, such Buyer shall, no later than 2:00 p.m. on the Business Day immediately preceding the proposed Purchase Date, deliver to the applicable Seller a fully completed draft Confirmation with respect to the proposed Transaction. In the event the applicable Seller and a Buyer disagree with respect to any portion of the draft Confirmation or in the event a Buyer determines that any applicable Funding Conditions are not, or will not be, satisfied as of the relevant Purchase Date, such Seller or such Buyer (as applicable) shall promptly notify the other and the Buyer Agent of the same, and such Seller and such Buyer shall, subject to Section 4.1(d), cooperate expeditiously and in good faith to resolve any such matters (to the extent the same are capable of being resolved).
(c)Confirmation and Closings. In the event a Buyer elects to enter into the proposed Transactions, such Buyer shall, subject to satisfaction of the Funding Conditions, enter into such Transactions by executing and delivering to Seller Agent finalized Confirmations evidencing such Transaction in accordance with the applicable Master Repurchase Agreement at or prior to the time of closing for such Transactions. Concurrently with its delivery of such Confirmation, a Buyer shall pay its Funded Purchase Price (if any) for the Transactions in accordance Section 7.1 hereof and the terms of the applicable Master Repurchase Agreements and applicable Confirmations, whereupon Sellers will sell and assign, and Buyer will purchase, each of the Seller Notes subject to such Transactions. The closing of such Transactions and payment of any such Funded Purchase Price by a Buyer shall occur at or before 2:00 p.m. on the applicable Purchase Date (or such later time on such Purchase Date as Seller Agent and such Buyer may agree).
(d)UNCOMMITTED ARRANGEMENT. EACH SELLER AND EACH BUYER ACKNOWLEDGE THAT THIS IS AN UNCOMMITTED ARRANGEMENT, AND THAT NO SELLER HAS PAID, OR IS REQUIRED TO PAY, A COMMITMENT FEE OR COMPARABLE FEE TO ANY BUYER. PROPOSED TRANSACTIONS FOR THE SALE OF SELLER NOTES BY THE SELLERS SHALL BE REQUESTED AT SUCH SELLERS’ SOLE AND ABSOLUTE DISCRETION, AND ACCEPTANCE OF ANY SUCH REQUESTS AND ENTRY INTO ANY SUCH TRANSACTIONS BY ANY BUYER SHALL BE AT SUCH BUYER’S SOLE AND ABSOLUTE DISCRETION.
4.2    [Reserved].
4.3    Funding Conditions.
(a)The entry by any Buyer into any Transactions on any Purchase Date shall be subject to satisfaction of the following conditions (in each case, as of such Purchase Date) (together, the “Funding Conditions”):
(i)each of the items required to be delivered by the Sellers pursuant to Section 3.2 shall have been delivered in accordance with the terms hereof;
(ii)solely with respect to any Transactions to be entered into on the Effective Date, each of the items required to be delivered to each Buyer and Buyer Agent pursuant to Section 3.4 shall have been duly delivered in accordance with the terms thereof;
(iii)with respect to any Transactions not referenced in clause (iii) above, the Transaction Notice for such Transactions, together with the required Information Package (to the extent such Purchase Date is a Monthly Date) and Purchase Report, shall have been duly delivered to Buyer in accordance with Section 4.1(a);
(iv)Seller Agent, on behalf of Sellers, shall have delivered, or caused to be delivered, to such Buyer a duly executed counterpart to the Confirmation for each such Transaction;
(v)with respect to any Transactions not referenced in clause (iii) above, the Sellers shall have delivered (or the Seller Agent shall have delivered on behalf of such Seller) to Buyer Agent the original executed versions of each Seller Note (or if previously delivered, Buyer Agent shall remain in possession thereof);
(vi)with the exception of Section 5.2(a) hereof, each of the representations and warranties of Guarantor and each Seller (as applicable) set forth in the Transaction Agreements (giving effect to the entry into such Transactions) shall be true and correct in all material respects (except that any representation or warranty that is subject to any materiality qualification shall be true and correct in all respects);
(vii)the Facility Expiration Date shall not have occurred;
(viii)the payment of such Buyer’s applicable Funded Purchase Price (if any) would not cause such Buyer’s Outstanding Buyer Balance (after giving effect to such payment) to exceed such Buyer’s Maximum Buyer Balance;
(ix)the Outstanding Amount of the applicable Seller Note subject to each such Transaction shall equal or exceed the Purchase Price for such Transaction;
(x)subject to any netting arrangements permitted under the applicable Master Repurchase Agreement, Buyers shall have received the full amount of Funded Repurchase Price (if any) due and payable by the Sellers on such Purchase Date;
(xi)no Person (other than an Affiliate of MUFG) shall have replaced MUFG as Securitization Agent under the Securitization RPA;
(xii)no Seller shall have ceased to be an Originator under the Securitization SCA;
(xiii)no Event of Default, Potential Event of Default or Securitization Facility Default shall have occurred and be continuing.
4.4    Funding of Transaction Repurchase Prices.
(a)On each Repurchase Date for a Transaction on which the applicable Funded Repurchase Price is payable by the Sellers pursuant to the Transaction Agreements (including, for the avoidance of doubt, on the Facility Expiration Date), each Seller shall fund Buyer Agent the applicable Funded Repurchase Price for such Transaction by wire transfer of immediately available funds to the account of Buyer Agent specified in Schedule 2 or, upon the instruction of such Buyer, to the account of such Buyer specified in Schedule 2, no later than 11:00 a.m. on such Repurchase Date.
(b)On any Business Day when Buyer Agent receives any Funded Repurchase Price or Margin Payment from a Seller for any Transaction, Buyer Agent shall distribute to each Buyer such Buyer’s Pro Rata Share in respect of such Funded Repurchase Price or Margin Payment by wire transfer of immediately available funds to the account of such Buyer set forth on Schedule 2 (i) on the same Business Day if such Funded Repurchase Price or Margin Payment is received from Seller prior to 2:00 p.m. on such Business Day or (ii) otherwise, on the next succeeding Business Day.
5.Representations and Warranties; Certain Covenants.
5.1    Representations and Warranties of Seller. Each Seller represents to Buyer as of the Effective Date and each date thereafter until each Transaction Document is terminated in accordance with its terms that:
(a)Securitization Facility Compliance. Each Securitization Facility Document is in full force and effect. Each of the Sellers, the Securitization Guarantor and the Securitization Servicer is in compliance in all material respects with all covenants and other obligations and undertakings applicable to it under the Securitization Facility Documents, and each of the representations and warranties made by any of the Sellers, the Securitization Guarantor or the Securitization Servicer as of such Purchase Date (or if not made as of such Purchase Date, as of the date when last made) under the Securitization Facility Documents is true and correct in all material respects as of such date (except that any such representation or warranty that is subject to any materiality qualification is true and correct in all respects).
(b)Organization and Good Standing. Such Seller has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the Applicable Laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.
(c)Due Qualification. Such Seller is duly qualified to do business as a foreign organization in good standing and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualifications, licenses or approvals or, if not so qualified, the failure to so qualify would not have a Material Adverse Effect with respect to such Seller.
(d)Power and Authority; Due Authorization. Such Seller (i) has all necessary power, authority and legal right to (A) execute and deliver this Framework Agreement and the other Transaction Agreements to which it is a party, (B) carry out the terms of and perform its obligations under the Transaction Agreements to which it is a party, (C) enter into Transactions and sell and convey to the Buyer Agent, on behalf of each Buyer, each applicable Seller Note on the terms and conditions provided herein and in the other Transaction Agreements, (D) repurchase and acquire from Buyer Agent, on behalf of each Buyer, the applicable Seller Note on the terms and conditions provided in the Transaction Agreements when and as provided thereunder and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Framework Agreement and the other Transaction Agreements to which it is a party.
(e)Binding Obligations. This Framework Agreement constitutes, and each other Transaction Agreement to be signed by such Seller (or by Seller Agent on its behalf) has been duly executed and delivered by it constitutes the legal, valid and binding obligation of it, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and implied covenants of good faith and fair dealing.
(f)No Violations. The consummation of the transactions contemplated by this Framework Agreement and the other Transaction Agreements and the fulfillment of the terms hereof and thereof by it will not, (i) conflict with, result in any breach or (with notice or lapse of time or both) a default under, (A) such Seller’s Organizational Documents, (B) the Securitization Facility Documents, (C) the Credit Facility Documents or (D) any other indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which such Seller is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or (iii) violate any Applicable Law applicable to it or any of its properties.
(g)No Proceedings. There are no actions, suits, proceedings, claims, disputes, or investigations pending, or to such Seller’s knowledge threatened, before any Governmental Authority (i) asserting the invalidity of this Framework Agreement or any other Transaction Agreement to which it is a party, (ii) seeking to prevent the sale of the applicable Seller Note or the consummation of the purposes of this Framework Agreement or of any of the other Transaction Agreements to which it is a party, or (iii) seeking any determination or ruling that has had or could reasonably be expected to have a Material Adverse Effect with respect to such Seller.
(h)Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by such Seller of this Framework Agreement or any other Transaction Agreement to which it is a party, except for (i) the filing of the UCC financing statements referred to in the respective Master

Repurchase Agreements, each of which, as of such Purchase Date, shall have been duly filed and shall be in full force and effect, and (ii) those that have been made or obtained and are in full force and effect.
(i)Litigation. There is no pending or, to its knowledge, threatened action, proceeding, investigation or injunction, writ or restraining order affecting such Seller, its Subsidiaries or their respective properties before any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect with respect to such Seller.
(j)Accurate Reports. No Information Package, Purchase Report or any other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of such Seller or any of its Affiliates to Buyer in connection with this Framework Agreement or any other Transaction Agreement: (i) was or will be untrue or inaccurate in any material respect as of the date it was or will be dated or as of the date so furnished; or (ii) contained or will contain when furnished any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
(k)Other Notes. Except for the Seller Notes, no Subordinated Note has been issued by Cofina to such Seller or any other Person.
(l)UCC Details. Such Seller has not changed its name or the location of its jurisdiction of formation during the prior five years.
(m)Tax Status. Such Seller has filed all material tax returns and reports required by Applicable Law to have been filed by it and has paid all material taxes, assessments and governmental charges, to its knowledge, owing by it, other than any such taxes, assessments or charges that are not yet delinquent or are being contested in good faith by appropriate proceedings.
(n)Compliance with Applicable Law. Such Seller has complied with, and is in compliance in all material respects with, all Applicable Laws.
(o)Financial Information. All financial statements of Guarantor and its consolidated Subsidiaries delivered in connection with this Framework Agreement or any other Transaction Agreement were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial position of Guarantor and its consolidated subsidiaries and their results of operations as of the date and for the period presented or provided (other than in the case of annual financial statements, subject to the absence of footnotes and year-end audit adjustments).
(p)No Adverse Change. Since August 31, 2017, no Material Adverse Effect or event which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect has occurred with respect to such Seller. Since August 31, 2017, there has been no change in the business, property, operations or financial condition of Guarantor and its subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect with respect to Guarantor.
(q)Investment Company Act. Such Seller is not required to register as an investment company under the Investment Company Act.
(r)No Defaults. No Event of Default or Potential Event of Default has occurred and is continuing, or would result from the entry into the proposed Transactions on the applicable Purchase Date.
(s)Solvent. Such Seller is Solvent and no Insolvency Event (as defined in the Securitization RPA) has occurred with respect to such Seller.
(t)Policies and Procedures. Policies and procedures have been implemented and maintained by or on behalf of such Seller that are designed to achieve compliance by such Seller and its Subsidiaries, Affiliates, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, and such Seller and its Subsidiaries, Affiliates, officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws, and Sanctions.
(u)Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. (i) None of such Seller or any of its Subsidiaries, Affiliates, directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the facility established hereby is a Sanctioned Person, (ii) none of such Seller or any of its Subsidiaries is organized or resident in a Sanctioned Country and (iii) such Seller has not violated, been found in violation of or is under investigation by any Governmental Authority for possible violation of any Anti-Corruption Laws, Anti-Terrorism Laws, or of any Sanctions.
(v)Proceeds. No proceeds received by such Seller or any of its, Subsidiaries, or Affiliates in connection with any Transaction entered into pursuant to the Transaction Agreements will be used in any manner that will violate Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.
(w)As of the Effective Date, such Seller (i) is an entity that issues a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or (ii) has delivered to Buyer Agent a Beneficial Ownership Certification in relation to such Seller and the information included in such Beneficial Ownership Certification is true and correct in all respects.
5.2    Asset Representations and Warranties. Each applicable Seller represents and warrants to Buyer Agent and each Buyer as of the applicable Purchase Date with respect to each Purchased Note that:
(a)Satisfaction of Conditions. All of the applicable Funding Conditions have been satisfied or waived as of such Purchase Date.
(b)Binding Obligation. Such Purchased Note is in full force and effect and constitutes a legal, valid and binding obligation of Cofina, enforceable against Cofina in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and implied covenants of good faith and fair dealing. The Collection Date under such Purchased Note has not occurred, and is not scheduled to occur, during the Transaction Period commencing on such Purchase Date.
(c)Ownership. Immediately prior to the sale of such Purchased Note pursuant to the Transaction Agreements, and except to the extent such Purchased Notes are already subject to an outstanding Transaction, the applicable Seller is the sole legal and beneficial owner of such Purchased Note and is entitled to sell and assign and is selling and assigning such Purchased Note, together with the collections with respect thereto and all rights thereunder, to Buyer Agent, on behalf of each Buyer, free and clear from any Adverse Claim.
(d)Principal Balance. The Outstanding Amount of such Purchased Note as of such Purchase Date is equal to or greater than the Purchase Price of the Transaction being entered into with respect to such Purchased Note as of such Purchase Date.
(e)Records. Such Seller has maintained records relating to such Purchased Note which are true and correct in all material respects and such records are held by such Seller.
(f)Legal Proceedings. There is no Action pending or, to the knowledge of such Seller, threatened against any Seller or Cofina relating to such Purchased Note or which seeks the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by such Purchased Note or by the Transaction Agreements.
5.3    Certain Covenants. Each Seller covenants with Buyer Agent and each Buyer as follows:
(a)Compliance with Applicable Laws, Etc. Such Seller shall comply in all material respects with all Applicable Laws with respect to it, the applicable Seller Note, and the Securitization Facility Documents.
(b)Performance and Compliance with Agreements. At its expense, such Seller shall timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the applicable Seller Note and the other Securitization Facility Documents.
(c)Preservation of Existence. Such Seller shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign organization in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect with respect to such Seller.

(d)Keeping of Records and Books of Account; Delivery. Each such Seller shall maintain and implement, or cause to be maintained and implemented, administrative and operating procedures with respect to the applicable Seller Note (including an ability to recreate records evidencing the balance of its Seller Note in the event of the destruction of the originals thereof, backing up at least on a daily basis on a separate backup computer from which electronic file copies can be readily produced and distributed to third parties), and keep and maintain, or cause to be kept and maintained (or transferred to Seller Agent), all documents, books, records and other information necessary or advisable for the collection of such Seller Note. At any time during the continuation of an Event of Default, upon request of Buyer Agent or any Buyer, such Seller shall deliver (or cause to be delivered) to Buyer Agent and each Buyer or its designee, all such documents, books and records and information, together with electronic and other files applicable thereto, and other records necessary to enforce such Seller Note against Cofina.
(e)Inspections and Audits. Each Seller will, upon reasonable advance notice of not less than five (5) Business Days (or at any time following the occurrence of an Event of Default that has not been waived in accordance with this Framework Agreement), during regular business hours, permit the Buyer Agent and each Buyer and representatives thereof at such Seller’s expense, (i) to examine and make abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to the Seller Notes and any Purchase Report, and (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, and, subject to the foregoing, to discuss matters relating to Seller Notes, any Purchase Report or its performance hereunder with any of its officers having knowledge of such matters, in each case, at such reasonable times and as often as may reasonably be desired by the Buyer Agent or any such Buyer; provided, however, that unless an Event of Default has occurred that has not been waived in accordance with this Agreement, each Seller shall be required to reimburse the Buyer Agent and the Buyers for the costs and expenses related to (x) only one such audit or visitation during any calendar year (it being understood that, at any time no Event of Default exists and a Buyer or Buyer Agent is a “Purchaser” under and as defined in the Securitization RPA, such Buyer or Buyer Agent shall be required to conduct any visitation or audit during any calendar year at the same time such Buyer or Buyer Agent, as applicable, conducts any audit or visitation during such calendar year in accordance with the Securitization RPA), (y) any audit following a material change in the systems of such Seller that occurs after any audit specified in clause (x) or (z) any follow-up audit that is required as a result of any audit specified in clauses (x) or (y).
(f)Location of Records. Such Seller shall keep its principal place of business and chief executive office, and the offices where it keeps its books and records relating to the applicable Seller Note (and all original documents relating thereto), at the address of such Seller referred to in Schedule 3 or, such other location as such Seller may designate upon thirty (30) days’ prior written notice to Buyer Agent and each Buyer.
(g)Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Such Seller shall ensure that policies and procedures are maintained and enforced by or on behalf of such Seller to promote and achieve compliance by such Seller and each of its Subsidiaries, Affiliates, and their respective directors, officers, employees and agents, with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.
(h)No Sales, Adverse Claims, Etc. Such Seller shall not, except as otherwise expressly provided herein or in the other Transaction Agreements, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Permitted Liens) upon or with respect to any Purchased Note or any right to receive income or proceeds (other than the Purchase Price paid to such Seller hereunder) from or in respect of any of the foregoing.
(i)Extension or Amendment of Seller Note. Such Seller shall not (i) extend, amend, waive, cancel, forgive or otherwise modify the applicable Seller Note, any portion thereof, or any payment term or condition thereunder (as the case may be) or (ii) at any time during the Transaction Period for an outstanding Transaction, withdraw or permit itself to be removed as an Originator under the Securitization SCA unless, prior to or concurrently with such withdrawal or removal (x) all outstanding principal and accrued interest owing to such Seller under the applicable Seller Note is prepaid in full, and (y) such Seller fully complies with Section 5.3(p) of this Framework Agreement in connection with such prepayment (including making any Margin Payments when and as required pursuant to Paragraph 4(c) of the applicable Master Repurchase Agreement).
(j)Mergers, Sales, Etc. Such Seller shall not, unless such Seller is the surviving or continuing entity, consolidate or merge with or into any other Person or sell, lease or transfer all or substantially all of its property and assets, or agree to do any of the foregoing, unless (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result immediately after giving effect thereto, (ii) such Seller shall have given Buyer Agent and each Buyer not less than ten (10) Business Days’ prior written notice thereof, (iii) no Change of Control shall result, (iv) Guarantor reaffirms in a writing, in form and substance reasonably satisfactory to Buyer Agent and each Buyer, that its obligations under the Guaranty shall apply to the surviving entity, and (v) Buyer Agent and each Buyer receives such additional certifications, documents, instruments, agreements and opinions of counsel as it shall reasonably request, including as to the necessity and adequacy of any new UCC financing statements or amendments to existing UCC financing statements.
(k)Change in Organization, Etc. Such Seller shall not change its jurisdiction of organization or its name, identity or corporate organization structure or make any other change such that any financing statement filed or other action taken to perfect Buyer Agent’s (on behalf of each Buyer) interests under the Transaction Agreements, as applicable, would become seriously misleading or would otherwise be rendered ineffective, unless (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result immediately after giving effect thereto, (ii) such Seller shall have given Buyer not less than thirty (30) days’ prior written notice of such change and shall have cured such circumstances, (iii) no Change of Control shall result, (iv) Guarantor reaffirms in a writing, in form and substance reasonably satisfactory to Buyer Agent and each Buyer, that its obligations under the Guaranty shall apply to the new entity, and (v) Buyer Agent and each Buyer has received such certificates, documents, instruments, agreements and opinions of counsel as they shall reasonably request, including as to the necessity and adequacy of any new UCC financing statements or amendments to existing UCC financing statements. Each Seller shall at all times maintain its jurisdiction of organization and its chief executive office within a jurisdiction in the United States of America in which Article 9 of the UCC is in effect.
(l)Actions Impairing Quality of Title. Such Seller shall not take any action that could cause the Seller Note or any rights to the proceeds thereof not to be owned by it free and clear of any Adverse Claim other than Permitted Liens; or take any action that could reasonably be expected to cause Buyer Agent, on behalf of each Buyer, not to have a valid ownership interest or first priority perfected security interest in such Seller Note and, to the extent such security interest can be perfected by filing a financing statement, all cash proceeds of any of the foregoing, in each case, free and clear of any Adverse Claim other than Permitted Liens; or suffer the existence of any financing statement or other instrument similar in effect covering such Seller Note or any proceeds thereof on file in any recording office except such as may be filed in favor of Buyer Agent, on behalf of each Buyer, in accordance with any Transaction Agreements.
(m)Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. (i) Such Seller shall not use or permit its Subsidiaries, Affiliates, or its or their respective directors, officers, employees or agents to use, the proceeds of any Transaction entered into pursuant to the Transaction Agreements (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any Person under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions. (ii) Neither such Seller nor any of its Subsidiaries, Affiliates or any director, officer, employee, agent or other Person acting on behalf of such Seller or any of its Subsidiaries in any capacity in connection with or directly benefitting from the Agreement will engage in, or will conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions
(n)Taxes. Subject to the provision by Buyer Agent and each Buyer of the IRS Form W-8ECI or IRS Form W-8IMY, as applicable, or in accordance with Section 3.3 and any other relevant tax forms and related documentation confirming its exemption from withholding Taxes (including withholding Taxes under FATCA), such Seller will pay all relevant Taxes (other than Excluded Taxes) and make all relevant returns in respect of Taxes in relation to the Seller Note and such Seller shall indemnify and hold Buyer Agent and each Buyer harmless from and against any such Taxes (for the avoidance of doubt, other than Excluded Taxes).
(o)Notice of Certain Events. Such Seller shall provide Buyer Agent and each Buyer with prompt notice upon becoming aware of (i) any Event of Default or Potential Event of Default, (ii) the occurrence or existence of any event or circumstance that could reasonably be expected to have a Material Adverse Effect with respect to any Seller, Seller Agent or Guarantor, or (iii) (x) any change that would result in a change to the status as an excluded Legal Entity Customer under and as defined in the Beneficial Ownership Regulation, and such Seller shall execute and deliver to Buyer Agent a Beneficial Ownership Certification complying with the Beneficial Ownership Regulation, in form and substance reasonably acceptable to Buyer Agent, or (y) any change in the information included in a Beneficial Ownership Certification that would result in a change to the list of beneficial owners or control party identified in such Beneficial Ownership Certification, or a change in the address of any beneficial owners or control party, and such Seller shall execute and deliver to Buyer Agent an updated Beneficial Ownership Certification.
(p)Information Required by Governmental Authorities and Know Your Customer Requirements. Each Seller shall provide Buyer Agent and each Buyer promptly, from time to time upon request, such information, documents, records or reports relating to such Seller or the applicable Seller Note as Buyer Agent (or its assigns) or any Buyer (or its assigns) may be required by a Governmental Authority to obtain (including for purposes of compliance by Buyer Agent or such Buyer with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws).
(q)Margin Reporting; Payments. On or before any day during any Transaction Period for any outstanding Transaction on which any Seller is to receive any prepayment on account of principal owing under the applicable Purchased Note (other than the applicable Purchase Date for such Transaction), such Seller (i) shall recalculate the Outstanding Amount of such Purchased Note as of such day (after giving effect to such prepayment); (ii) based on such recalculation, shall notify Buyer Agent and each Buyer in writing promptly (but in any event prior to such Seller’s receipt of such prepayment) if such prepayment is expected to decrease the Outstanding Amount of such Purchased Note to an extent sufficient to result in a Margin Deficit exceeding the applicable threshold specified in Paragraph 4(e) of Annex I to the applicable Master Repurchase Agreement; and (iii) if such be the case, shall make the corresponding Margin Payment to the applicable Buyer on such date concurrently with (or immediately following) such Seller’s receipt of such prepayment in accordance with Paragraph 4(c) of the applicable Master Repurchase Agreement.
(r)Delivery of Financial Statements and other Documents. Each Seller shall deliver (or cause to be delivered) to Buyer Agent and each Buyer, concurrently with the delivery to Cofina as required thereunder, copies of each of the items described in Section 5.2 of the Securitization SCA.
(s)Amendments to Securitization Facility Documents. Each Seller shall deliver (or cause to be delivered) to Buyer Agent and each Buyer written notice of any actual or contemplated material amendment, supplement or other modification to the Securitization RPA, the Securitization SCA or the Securitization Guaranty, as the case may be (including a copy of such amendment, supplement or other modification) no less than five (5) Business Days (or such shorter period of time as may be consented to in writing by Buyer Agent and each Buyer) prior to such amendment, supplement or other modification becoming effective.

6.Seller Agent.
6.1    Appointment and Authorization. Each Seller hereby irrevocably designates and appoints Seller Agent as the agent of such Seller under this Framework Agreement and each of the other Transaction Agreements, and each Seller irrevocably authorizes Seller Agent, in such capacity, to take such action on its behalf under the provisions of this Framework Agreement and the other Transaction Agreements and to exercise such powers and perform such duties as are expressly delegated to Seller Agent by the terms of this Framework Agreement and the other Transaction Agreements (including the power to execute and deliver Confirmations on behalf of each Seller in accordance with Article 4 of this Framework Agreement and the applicable Master Repurchase Agreements), together with such other powers as are reasonably incidental thereto to the extent permitted by Applicable Law. Each Seller hereby further authorizes Seller Agent to consent to amendments to this Framework Agreement. Without limiting the generality of the foregoing, Seller Agent shall be responsible for maintaining and the delivering Transaction Notices, Information Packages, Purchase Reports, and for the receipt and distribution of Funded Purchase Price to each of the Sellers. Seller Agent hereby agrees that it will promptly deliver to each Seller copies of each Confirmation and any notices or written information received by Seller Agent from Buyer Agent or any Buyer in connection with any Transaction Agreement. Notwithstanding any provision to the contrary elsewhere in this Framework Agreement, Seller Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Seller, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Framework Agreement or otherwise exist against the Seller Agent.
6.2    Agent in Its Individual Capacity. Seller Agent and its Affiliates may make sales to, make purchases from and generally engage in any kind of business with any Seller, Buyer Agent, any Buyer or Guarantor as though Seller Agent were not an agent. With respect to any Transactions to which it is a party and any sales or repurchases of its applicable Seller Note made or renewed by it, Seller Agent shall have the same rights and powers under this Framework Agreement as any Seller and may exercise the same as though it were not an agent, and the terms “Seller” and “Sellers” shall include the Seller Agent in its individual capacity.
7.Buyer Agent.
7.1    Appointment and Authority.
(a)Each of the Buyers hereby irrevocably appoints MUFG to act on its behalf as Buyer Agent hereunder and under the other Transaction Agreements and authorizes Buyer Agent to take such actions on its behalf and to exercise such powers as are delegated to Buyer Agent by the terms hereof or thereof (including the power to execute and deliver Confirmations on behalf of such Buyer in accordance with Article IV of this Framework Agreement and the applicable Master Repurchase Agreements), together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of Buyer Agent, and none of Seller Agent, any Seller or Guarantor shall have rights as a third party beneficiary of any of such provisions.
(b)Each of the Buyers hereby irrevocably appoints and authorizes Buyer Agent to act as the agent of such Buyer for purposes of acquiring, holding and enforcing any and all Liens in the Collateral granted by any Seller pursuant to the Transaction Agreements, including the filing in Buyer Agent’s name of any financing statements on behalf of Buyers, together with such powers and discretion as are reasonably incidental thereto. Each Buyer hereby authorizes Buyer Agent to exercise any rights and remedies on its behalf hereunder or under the other Transaction Agreements in respect of such Liens.
(c)Buyer Agent hereby agrees that it will promptly deliver to each Buyer copies of each Confirmation, Transaction Notices, Purchase Reports and any notices or written information received by Buyer Agent from any Seller or Guarantor in connection with any Transaction Agreement.
7.2    Rights as a Buyer. The Person serving as Buyer Agent hereunder shall have the same rights and powers in its capacity as a Buyer as any other Buyer and may exercise the same as though it were not Buyer Agent and the term “Buyer” or “Buyers” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Buyer Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any CHS Party or any of their Affiliates as if such Person were not Buyer Agent hereunder and without any duty to account therefor to the Buyers.
7.3    Exculpatory Provisions.
(a)The Buyer Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Agreements. Without limiting the generality of the foregoing, Buyer Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers; and
(iii)shall not, except as expressly set forth herein or in the other Transaction Agreements, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any CHS Party or any of their Affiliates that is communicated to or obtained by the Person serving as Buyer Agent or any of its Affiliates in any capacity.
(b)Buyer Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct. Buyer Agent shall be deemed not to have knowledge of any Event of Default unless and until notice describing such Event of Default as such is given to Buyer Agent by a Seller, Guarantor or a Buyer.
(c)Buyer Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Framework Agreement or any other Transaction Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Framework Agreement, any other Transaction Agreement or any other agreement, instrument or document, (v) the value or the sufficiency of the Purchased Notes or any other Collateral or (vi) the satisfaction of any condition set forth in Article III, Section 4.3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Buyer Agent.
7.4    Reliance by Buyer Agent. Buyer Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Buyer Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Buyer Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
7.5    Delegation of Duties. Buyer Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Agreement by or through any one or more sub-agents appointed by Buyer Agent. Buyer Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliate of Buyer Agent and any such sub-agent. Notwithstanding the foregoing, Buyer Agent shall remain liable (subject to the terms of this Agreement) for any act or omission of any sub-agent that it has appointed pursuant to this Section 7.5.
7.6    Resignation and Replacement of Buyer Agent. If at any time Buyer Agent or any Affiliate of Buyer Agent becomes a Non-Consenting Buyer hereunder, Buyer Agent shall give notice of its resignation to the Buyers and Seller and, if at any time Buyer Agent determines in good faith that it is no longer reasonably capable of performing, or is prohibited under applicable Law from performing, its duties as Buyer Agent under the applicable Transaction Agreements, then Buyer Agent may give notice of its resignation to the Buyers and Sellers, in each case such resignation to be effective upon the appointment of a successor Buyer Agent. Upon receipt of any such notice of resignation, the Buyers (other than any Non-Consenting Buyer) shall have the right, in consultation with Seller Agent, to appoint a successor, which shall be (i) a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and (ii) either a Buyer (other than a Non-Consenting Buyer) or any other Person reasonably acceptable to Seller Agent. If no such successor shall have been so appointed by the Buyers (other than any Non-Consenting Buyer) and shall have accepted such appointment within 30 days after the retiring Buyer Agent gives notice of its resignation, then the Buyer Agent may, on behalf of the Buyers, appoint a successor Buyer Agent meeting the qualifications set forth above; provided, that if the Buyer Agent notifies Seller Agent and the Buyers that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Buyer Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Agreements (except that in the case of any Collateral held by the Buyer Agent on behalf of the Buyers under any of the Transaction Agreements, the retiring Buyer Agent shall continue to hold such Collateral until such time as a successor Buyer Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Buyer Agent shall instead be made by or to each Buyer directly, until such time as the Buyers appoint a successor Buyer Agent as provided for above in this Section 7.6. Upon the acceptance of a successor’s appointment as Buyer Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Buyer Agent, and the retiring Buyer Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Agreements (if not already discharged therefrom as provided above in this Section 7.6). The fees payable by the Sellers to a successor Buyer Agent shall be the same as those payable to its predecessor unless otherwise agreed between Sellers and such successor. After the retiring Buyer Agent’s resignation hereunder and under the other Transaction Agreements, the provisions of this Article VII and Section 5.3(c) shall continue in effect for the benefit of such retiring Buyer Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Buyer Agent was acting as Buyer Agent. In connection with any resignation of the Buyer Agent, Seller, the retiring Buyer Agent and the successor Buyer Agent may, and are hereby authorized by the Buyers to, effect such amendments to this Framework Agreement and the other Transaction Agreements as may be necessary or appropriate to give effect to the resignation of the retiring Buyer Agent and the succession of the successor Buyer Agent.
7.7    Non-Reliance on Agent and Other Buyers. Each Buyer acknowledges that it has, independently and without reliance upon Buyer Agent or any other Buyer or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Framework Agreement and the other Transaction Agreements. Each Buyer also acknowledges that it will, independently and without reliance upon Buyer Agent or any other Buyer or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Framework Agreement, any other Transaction Agreement or any related agreement or any document furnished hereunder or thereunder.
7.8    Buyer Agent May File Proofs of Claim.
(a)In case of the pendency of any proceeding under any bankruptcy or insolvency Law or any other judicial proceeding relative to Seller Agent, any Seller or Guarantor, Buyer Agent shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of any amounts that are owing by Seller Agent, any Seller or Guarantor under any Transaction Agreement and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Buyers and Buyer Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Buyers, Buyer Agent and their respective agents and counsel and all other amounts due to the Buyers and Buyer Agent under any Transaction Agreement) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Buyer to make such payments to Buyer Agent and, in the event that Buyer Agent shall consent to the making of such payments directly to the Buyers, to pay to Buyer Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Buyer Agent and their respective agents and counsel, and any other amounts due to Buyer Agent hereunder or under any Transaction Agreement.
(b)    Nothing contained herein shall be deemed to authorize Buyer Agent to authorize or consent to or accept or adopt on behalf of any Buyer any plan of reorganization, arrangement, adjustment or composition affecting the obligations of Seller Agent, any Seller or Guarantor under any Transaction Agreement or the rights of any Buyer or to authorize Buyer Agent to vote in respect of the claim of any Buyer in any such proceeding.
7.9    Withholding Tax To the extent required by any applicable Law, Buyer Agent may withhold from any payment to any Buyer an amount equal to any applicable withholding Tax; provided, that Buyer Agent shall ensure that the withholding does not exceed the minimum amount legally required and Agent shall pay the amount withheld to the relevant Governmental Authority in accordance with applicable law. If the IRS or any other authority of the United States or other jurisdiction asserts a claim that Buyer Agent did not properly withhold Tax from any amount paid to or for the account of any Buyer for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Buyer failed to notify Buyer Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Buyer shall indemnify and hold harmless Buyer Agent (to the extent that Buyer Agent has not already been reimbursed by any Seller or Guarantor and without limiting or expanding the obligation of any Seller or Guarantor to do so) for all amounts paid, directly or indirectly, by Buyer Agent as Tax or otherwise, including any penalties, additions to Tax or interest thereon, together with all reasonable expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that no Buyer shall be required to indemnify Buyer Agent for penalties, addition to Tax or interest thereon, or any expenses incurred, to the extent the failure to withhold results from Buyer Agent’s gross negligence or willful misconduct. A certificate as to the amount of such payment or liability delivered to any Buyer by Buyer Agent shall be conclusive absent manifest error. Each Buyer hereby authorizes Buyer Agent to set off and apply any and all amounts at any time owing to such Buyer under this Framework Agreement or any other Transaction Agreement against any amount due to Buyer Agent under this Article VII. The agreements in this Article VII shall survive any assignment of rights by, or the replacement of, a Buyer, the expiration of the Facility Term and the repayment, satisfaction or discharge of all obligations under this Framework Agreement and the other Transaction Agreements. Unless required by applicable Laws, at no time shall Buyer Agent have any obligation to file for or otherwise pursue on behalf of a Buyer any refund of Taxes withheld or deducted from funds paid for the account of such Buyer.
8.Payment to Seller Agent and Buyer Agent; Certain Calculations.
8.1    Payments to Seller Agent. Notwithstanding anything to the contrary contained herein, all amounts payable in cash by a Buyer or Buyer Agent to any Seller in connection with any Transactions (including all payments of Funded Purchase Price on any applicable Purchase Dates) shall be paid to Seller Agent, and Seller Agent shall distribute such payments to the Sellers in accordance with the respective amounts of Purchase Price (or any other amounts) owing to each such Seller in connection with each applicable Transaction (after giving effect to applicable netting pursuant to Paragraph 12 of the applicable Master Repurchase Agreement). As between any Buyer or Buyer Agent and the Sellers, any payment of such amounts to Seller Agent shall be treated as payments to the respective Sellers and shall discharge Buyer Agent’s or such Buyer’s obligations with respect to such payments regardless of whether Seller Agent distributes such payments to the Sellers, and neither Buyer Agent nor any Buyer shall have any liability for the failure of Seller Agent to comply with the preceding sentence.
8.2    Payments to Buyer Agent. Unless Seller Agent is otherwise directed in writing by a Buyer, all amounts payable to such Buyer in connection with any Transaction shall be paid to Buyer Agent, on behalf of such Buyer, and Buyer Agent shall distribute such payments to the Buyers in accordance with Section 4.4.
8.3    Several Obligations. The obligations of the Buyers hereunder are several, and no Buyer shall have any obligation or liability for the failure of any other Buyer to perform its obligations hereunder.
8.4    Certain Calculations. Buyer Agent shall calculate the Funded Purchase Prices, Funded Repurchase Prices, the Outstanding Buyer Balance and all other amounts to be calculated under the Transaction Agreements (except as set forth below), as well as any adjustments thereto, which calculations shall be conclusive absent manifest error. Upon the reasonable request of Seller Agent for any such calculations, Buyer Agent shall promptly provide such calculations to such Person. Seller Agent shall calculate and administer any redistributions of funds as between the Sellers in connection with changes in relative Purchase Prices outstanding under Transactions entered into by each respective Seller.
9.Indemnification.
9.1    Sellers’ Indemnity.
(a)General Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, each Seller, jointly and severally, hereby agrees to indemnify and hold harmless Buyer Agent, each Buyer, their respective Affiliates and all of their respective successors, transferees, participants and assigns, and all officers, members, managers, directors, shareholders, employees and agents of any of the foregoing (each an “Indemnified Person”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses (including all filing fees, Attorney Costs and Taxes (other than Excluded Taxes)) (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of, relating to or in connection with the Transaction Agreements, any of the transactions contemplated thereby, the ownership, maintenance or purchasing of any Purchased Note, or any actions or inactions of Seller Agent, Guarantor, any Seller or any Affiliate of any of them in connection with any of the foregoing; provided, however, notwithstanding anything to the contrary in this Article 9, no such Seller shall be responsible for Indemnified Amounts solely to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Person, as determined by a final non-appealable judgment by a court of competent jurisdiction, as determined by a final non-appealable judgment by a court of competent jurisdiction. Without limiting the foregoing, each Seller, jointly and severally, shall indemnify, subject to the express limitations set forth in this Section 9.1, and hold harmless each Indemnified Person for any and all Indemnified Amounts arising out of, relating to or in connection with:
(i)the transfer by any Seller of any interest in any Purchased Note or any proceeds thereof, other than in connection with Transactions entered into with Buyer Agent and the Buyers pursuant to the Transaction Agreements;
(ii)any representation, warranty or statement made or deemed made by or on behalf of any Seller (or any of its officers or Affiliates) under or in connection with any Transaction Agreement, any Information Package, Purchase Report or any other information or report delivered by or on behalf of any Seller pursuant hereto, which shall have been untrue, false or incorrect when made or deemed made;
(iii)the failure of any Seller, Seller Agent, Securitization Guarantor or the Securitization Servicer to comply with the terms of any Transaction Agreement, any Seller Note, any Securitization Documents or any Applicable Law, or the nonconformity of any Seller Note with any such Applicable Law;

(iv)the lack of an enforceable ownership interest or a first priority perfected security interest in any Purchased Note transferred by any Seller, or purported to be transferred by any Seller, to Buyer Agent, on behalf of Buyers, pursuant to the Transaction Agreements against all Persons (including any bankruptcy trustee or similar Person);
(v)any attempt by any Person to void the transfers by any Seller contemplated hereby under statutory provisions or common law or equitable action;
(vi)the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Purchased Note transferred by any Seller, or purported to be transferred by any Seller, to Buyer Agent, on behalf of Buyers, pursuant to the Transaction Agreements, whether as of the applicable Purchase Date or at any time thereafter;
(vii)any dispute, claim, offset, defense, or other similar claim or defense of Cofina to the payment when due of any Purchased Note transferred, or purported to be transferred, by any Seller to Buyer Agent, on behalf of Buyers, pursuant to the Transaction Agreements (including a defense based on such Purchased Note not being a legal, valid and binding obligation of Cofina enforceable against it in accordance with its terms);
(viii)any failure of any Seller or the Securitization Servicer to perform any of its duties or obligations arising under or in connection with any Purchased Note in accordance with the provisions thereof or of any of the other Securitization Facility Documents;
(ix)any suit or claim related to any Purchased Note transferred by any Seller, or purported to be transferred by any Seller, to Buyer Agent, on behalf of Buyers, pursuant to the Transaction Agreements;
(x)any investigation, litigation or proceeding (actual or threatened) related to this Framework Agreement or any other Transaction Agreement or the use of proceeds of any purchase hereunder or in respect of any Purchased Note;
(xi)any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Terrorism Law, Anti-Corruption Law or Sanctions, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, any Indemnified Person in connection with the Transaction Agreements as a result of any action of Seller Agent, any Seller or any of their respective Affiliates;
(xii)any Taxes (other than Excluded Taxes) imposed upon any Indemnified Person or upon or with respect to any Purchased Note transferred by any Seller, or purported to be transferred by any Seller, to Buyer Agent, on behalf of Buyers, pursuant to the Transaction Agreements arising by reason of the purchase or ownership of such Purchased Note (or of any interest therein);
(xiii)any inability of any Seller to transfer any Purchased Note as contemplated under the Transaction Agreements; or
(xiv)the violation or breach by any Seller or Seller Agent of any confidentiality provision, or of any similar covenant of non-disclosure, with respect to any Purchased Note.
This Section 9.1 shall not be construed as a guaranty by any Seller of Cofina’s payment, performance or other obligations under any Purchased Note; provided that, for the avoidance of doubt, the Sellers shall remain liable to the Buyers, on a joint and several basis, for the payment of the Repurchase Price for any Transaction regardless of the performance by Cofina of its obligations with respect to any Purchased Note.
9.2    Contribution. If for any reason the indemnification provided above in this Article 9 is unavailable to an Indemnified Person or is insufficient to hold an Indemnified Person harmless, then each Seller shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Person on the one hand and such Seller on the other hand but also the relative fault of such Indemnified Person as well as any other relevant equitable considerations.
10.Miscellaneous.
Except as otherwise expressly set forth in a Transaction Agreement, the following will apply to all Transaction Agreements:
10.1    Further Assurances. Each Seller agrees that from time to time it will promptly execute and deliver such other documents and instruments, all instruments and documents, and take all further action that Buyer Agent or any Buyer may reasonably request, to carry out the purpose and intent of the Transaction Agreements, including in order to perfect, protect or more fully evidence Buyer Agent’s interest in the Purchased Notes and any proceeds thereof on behalf of Buyers.
10.2    Expenses. In addition to its obligations under Article 9 hereof, each Seller, jointly and severally, agrees to pay on demand:
(a)all reasonable and documented out-of-pocket costs and expenses incurred by Buyer Agent or any Buyer in connection with:
(i)the negotiation, preparation, execution and delivery of this Framework Agreement and the other Transaction Agreements and any amendment of or consent or waiver under any of the Transaction Agreements (whether or not consummated), or the enforcement of, or any actual or claimed breach of, this Framework Agreement or any of the other Transaction Agreements, including reasonable Attorney Costs and reasonable accountants’, auditors’, and consultants’ fees and expenses to any of such Persons and the fees and charges of any nationally recognized statistical rating organization or any independent accountants, auditors, consultants or other agents incurred in connection with any of the foregoing or in advising Buyer Agent or any Buyer as to its rights and remedies under any of the Transaction Agreements in connection with any of the foregoing; and
(ii)the administration of this Framework Agreement and the other Transaction Agreements and the transactions contemplated thereby, including reasonable Attorney Costs and reasonable accountants’, and consultants’ fees and expenses incurred in connection with the administration and maintenance of this Framework Agreement and the other Transaction Agreements and the transactions contemplated thereby; and
(b)all stamp and other similar Taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Framework Agreement or the other Transaction Agreements, and agrees to indemnify each Indemnified Person and their respective Affiliates for such Taxes and fees.
10.3    Entire Agreement. This Framework Agreement, together with the other Transaction Agreements, constitutes the entire agreement between the Parties and supersedes all prior oral and written negotiations, communications, discussions, and correspondence pertaining to the subject matter of the Transaction Agreements.
10.4    Order of Precedence. If there is a conflict between any Confirmation that has been executed by certain parties hereto and any other Transaction Agreement, the Confirmation will control solely with respect to such parties. Except as set forth in the immediately preceding sentence, if there is a conflict between this Framework Agreement and any Transaction Agreement, this Framework Agreement will control unless the conflicting provision of the other Transaction Agreement specifically references the provision of this Framework Agreement to be superseded.
10.5    Amendments and Waivers. No amendment, supplement, modification or waiver of any provision of this Framework Agreement or any other Transaction Agreement, and no consent to any departure by the Sellers or Guarantor therefrom, shall be effective unless in writing signed by Buyer Agent, each Buyer, Seller Agent, each Seller party to such Transaction Agreement and, in the case of the Guaranty, the Guarantor, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.6    Binding Effect. The Transaction Agreements will be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors, and permitted assigns.
10.7    Assignment. Subject to Section 7.6, except as provided in this Framework Agreement or any other Transaction Agreement, neither this Framework Agreement nor any other Transaction Agreement, respectively, may be assigned or otherwise transferred, nor may any right or obligation hereunder or under another Transaction Agreement be assigned or transferred by any Party without the consent of each of the other Parties; provided, that, subject to the terms of the No-Petition Letter, each Buyer may transfer or assign any or all of the Transaction Agreements and its rights and obligations thereunder at any time during which an Event of Default has occurred and is continuing. Any permitted assignee shall assume all obligations of its assignor under this Framework Agreement and any other applicable Transaction Agreements. Any attempted assignment not in accordance with this Section 10.7 shall be void.
10.8    Notices. All notices, requests, demands, and other communications required or permitted to be given under any of the Transaction Agreements to any Party must be in writing delivered to the applicable Party at the following address:

If to MUFG:
MUFG Bank, Ltd.
1221 Avenue of the Americas
New York, NY 10020

Attn:	Matt Stratton

Tel:	212-782-4212
E-Mail: mstratton@us.mufg.jp

If to CHS or CHS Capital:

CHS Inc.
5500 Cenex Drive
St. Paul, Minnesota 55077
Attention: Brent Dickson
Tel: 651-355-5433
Fax: 800-232-3639
Email: brent.dickson@chsinc.com

or to such other address as such Party may designate by written notice to each other Party. Each notice, request, demand, or other communication will be deemed given and effective, as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by first-class U.S. Mail, postage prepaid, upon the earlier to occur of receipt or three (3) days after deposit in the U.S. Mail; (iii) if sent by a recognized prepaid overnight courier service, one (1) Business Day after the date it is given to such service; (iv) if sent by facsimile, upon receipt of confirmation of successful transmission by the facsimile machine; and (v) if sent by e-mail, upon acknowledgement of receipt by the recipient.
10.9    GOVERNING LAW. THIS FRAMEWORK AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
10.10    Jurisdiction. Each Party hereby irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding relating to this Framework Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the City of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable party at its respective address set forth in Section 9.8 or at such other address which has been designated in accordance therewith; and
(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Applicable Law or shall limit the right to sue in any other jurisdiction.
10.11    WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO ANY OF THE TRANSACTION AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION AGREEMENTS, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION WILL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE PREVIOUS SENTENCE, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF ANY PORTION OF ANY TRANSACTION AGREEMENTS. THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT, OR MODIFICATION TO ANY OF THE TRANSACTION AGREEMENTS.
10.12    Severability. If any provision of a Transaction Agreement is held by a court of competent jurisdiction to be invalid, unenforceable, or void, that provision will be enforced to the fullest extent permitted by applicable Law, and the remainder of the applicable Transaction Agreement will remain in full force and effect. If the time period or scope of any provision is declared by a court of competent jurisdiction to exceed the maximum time period or scope that that court deems enforceable, then that court will reduce the time period or scope to the maximum time period or scope permitted by Applicable Law.
10.13    Survival. The provisions of Article 6, Article 7, Article 8, Article 9 and this Article 10 shall survive any termination or expiration of this Framework Agreement and any of the other Transaction Agreements.
10.14    Counterparts. The Transaction Agreements and any document related to the Transaction Agreements may be executed by the Parties on any number of separate counterparts, by facsimile or email, and all of those counterparts taken together will be deemed to constitute one and the same instrument, and signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A facsimile or portable document format (“.pdf”) signature page will constitute an original for the purposes of this Section 9.14.
10.15    USA Patriot Act. Buyer Agent and each Buyer hereby notifies Seller Agent and each Seller that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), Buyer Agent and each Buyer may be required to obtain, verify and record information that identifies Seller Agent, Guarantor and each Seller, which information includes the name, address, tax identification number and other information regarding the Seller Agent, Guarantor and each Seller that will allow Buyer Agent and each Buyer to identify such Persons in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of Seller

Agent and each Seller agrees to provide Buyer Agent and each Buyer, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
10.16    Right of Setoff. If an Event of Default shall have occurred and be continuing, each of Buyer Agent and each Buyer is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off any obligations at any time owing by Buyer Agent or such Buyer to or for the credit or the account of Seller Agent, Guarantor or any Seller against any and all of the obligations of Seller Agent, Guarantor or any Seller now or hereafter existing under this Framework Agreement or any other Transaction Agreement to Buyer Agent or such Buyer, irrespective of whether or not Buyer Agent or such Buyer shall have made any demand under this Framework Agreement or any other Transaction Agreement and although such obligations of Seller Agent, Guarantor or such Seller may be contingent or unmatured. The rights of Buyer Agent and each Buyer under this Section 10.16 are in addition to other rights and remedies (including other rights of setoff) that Buyer Agent and each Buyer may have. Each of Buyer Agent and each Buyer agrees to notify Seller Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.
10.17    Joint and Several Obligations. The obligations of the Sellers and Seller Agent hereunder and under the other applicable Transaction Agreements are joint and several. To the maximum extent permitted by Applicable Law, and notwithstanding anything in the Transaction Agreements to the contrary, Seller Agent and each Seller hereby agrees to subordinate, until such time as all obligations and liabilities of each such Person (other than unasserted contingent indemnification obligations) to Buyer Agent, each Buyer or any Indemnified Person under any of the Transaction Agreements shall have been paid and performed in full, any claim, right or remedy that it now has or hereafter acquires against any Seller or Seller Agent (as applicable) that arises hereunder including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Buyer Agent or any Buyer against Seller Agent or any Seller or any of their respective property which Buyer Agent or any Buyer now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. In addition, until such time referred to in the preceding sentence, each of Seller Agent and each Seller hereby waives any right to proceed against any other such Person, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which any such Person may now have or hereafter have as against the other such Person with respect to the transactions contemplated by this Framework Agreement or the other Transaction Agreements.
10.18    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Agreement, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Framework Agreement or any other Transaction Agreement; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
10.19    Tax Treatment. Each of Buyer Agent and each Buyer acknowledges that each Seller will treat the Transactions effected by the Transaction Agreements for U.S. federal and state tax purposes as loans by Buyer secured by the applicable Collateral. Each Buyer Agent and each Buyer agrees to prepare its U.S. federal and state tax returns, if required, in a manner consistent with the foregoing unless otherwise required by a change in law occurring after the Effective Date, a closing agreement with an applicable tax authority or a judgment of a court of competent jurisdiction.
10.20    Sharing of Recoveries. Each Buyer agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Buyers (as return of such Buyer’s Outstanding Buyer Balance or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Buyer free and clear of any lien created or granted by such other Buyer, in the amount necessary to create proportional participation by the Buyer in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.
Buyer Agent:

MUFG Bank, Ltd.

By:
Name:
Title:

Buyer:
MUFG Bank, Ltd.

By:
Name:
Title:

Maximum Buyer Balance: $150,000,000

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

Schedule 1-1

Seller and Seller Agent:
CHS Inc.

By:
Name:
Title:

Seller:
CHS Capital, LLC

By:
Name:
Title:

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

Schedule 1-2

SCHEDULE 1
DEFINITIONS
As used in the Transaction Agreements, the following terms have the following meanings unless otherwise defined in any Transaction Agreement:
“Action” means any suit in equity, action at law or other judicial or administrative proceeding conducted or presided over by any Governmental Authority.
“Adverse Claim” means any claim of ownership or any Lien; it being understood that none of (i) any such claim or Lien in favor of, or assigned to, Buyer Agent, on behalf of Buyers, under the Transaction Agreements or (ii) any such claim or Lien arising under the Subordination Provisions set forth in any applicable Seller Note (as defined therein), shall constitute an Adverse Claim.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any CHS Party or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
“Anti-Terrorism Laws” means each of: (a) the Executive Order; (b) the PATRIOT Act;(c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956 and any successor statute thereto; (d) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada);(e) the Bank Secrecy Act, and the rules and regulations promulgated thereunder; and (f) any other Applicable Law of the United States, Canada or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent: (i) terrorism or (ii) the funding or support of terrorism or (iii) money laundering.
“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Framework Agreement.
“Attorney Costs” means and includes all fees, reasonable and documented out-of-pocket costs, expenses and disbursements of one primary counsel, and one additional local counsel in each applicable jurisdiction, for Buyer Agent and each Buyer and the other Indemnified Persons, and, if an actual or potential conflict of interest arises, one additional counsel for each similarly situated group of Indemnified Persons for which such conflict exists.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the

Schedule 1-3

implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York City, New York.
“Buyer” has the meaning set forth in the Preamble.
“Change of Control” has the meaning set forth in the Securitization RPA.
“CHS” has the meaning set forth in the Preamble.
“CHS Capital” has the meaning set forth in the Preamble.
“CHS Capital Master Repurchase Agreement” means that certain 1996 SIFMA Master Repurchase Agreement, dated as of September 4, 2018, between CHS Capital and Buyers, including Annex I there (and as amended thereby).
“CHS Capital Note” means that certain Amended and Restated Subordinated Note, dated as of September 4, 2018, issued by Cofina to CHS Capital pursuant to Article II of the Securitization SCA and Section 6 of the Securitization Amendment.
“CHS Master Repurchase Agreement” means that certain 1996 SIFMA Master Repurchase Agreement, dated as of September 4, 2018, between CHS and Buyers, including Annex I there (and as amended thereby).
“CHS Note” means that certain Amended and Restated Subordinated Note, dated as of September 4, 2018, issued by Cofina to CHS pursuant to Article II of the Securitization SCA and Section 6 of the Securitization Amendment.
“CHS Parties” means Seller Agent, Cofina, Guarantor, the Securitization Servicer and each Seller.
“Closing” has the meaning set forth in Section 3.1.
“Code” means the Internal Revenue Code of 1986, as amended or otherwise modified from time to time.
“Cofina” means Cofina Funding, LLC, a Delaware limited liability Company.
“Collateral” has the meaning set forth in the applicable Master Repurchase Agreement.
“Collection Date” has the meaning set forth in each applicable Seller Note.
“Confirmation” has the meaning set forth in the applicable Master Repurchase Agreement.

Schedule 1-4

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Agreement” means that certain 2015 Amended and Restated Credit Agreement, dated as of September 4, 2015, by and between CoBank ACB, as joint lead arranger, administrative agent and bid agent, Wells Fargo Bank, National Association, as syndication agent, the other joint lead arrangers and syndication parties party thereto from time to time and CHS.
“Credit Facility Documents” has the meaning ascribed to the term “Loan Documents” in the Credit Agreement.
“Current Transactions” means, as of any time of determination, each of the Transactions, if any, outstanding under the Master Repurchase Agreements at such time of determination.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any member state of the European Union, Iceland, Lichtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” has the meaning set forth in the Preamble.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Bankruptcy” means, with respect to any person, any of the following:
(a)    (i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, examinership, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, examiner, assignee, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Applicable Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, which proceeding shall remain unstayed or undismissed for a period of sixty (60) days; or (ii) an order for relief in respect of such Person shall be entered in an involuntary case under federal bankruptcy laws or other similar Applicable Laws now or hereafter in effect; or
(b)    such Person (i) shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or (ii) shall consent to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or (iii) shall make any general assignment for the benefit of creditors, or shall

Schedule 1-5

fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors (or any board or Person holding similar rights to control the activities of such Person) shall vote to implement any of the foregoing.
“Event of Default” means any of the following:
(a)    any Seller or Guarantor shall have failed to pay any Repurchase Price (other than the portion thereof attributable to Price Differential) or Margin Payment in respect of any Transaction when and as the same shall become due and payable, and such failure shall continue unremedied for a period of one (1) or more Business Days;
(b)    any Seller or Guarantor shall have failed to pay any portion of Repurchase Price attributable to Price Differential or any other amounts owing under any Transaction Agreement (other than amounts specified in clause (a) of this definition), in each case, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) or more Business Days;
(c)    Seller Agent or any Seller shall fail to observe or perform any covenant or agreement set forth in Section 5.3(h), Section 5.3(i), Section 5.3(l), Section 5.3(m), or Section 5.3(o), Section 5.3(q) (excluding clause (iii) thereof) or Section 5.3(s) of this Framework Agreement;
(d)    Seller Agent, Guarantor or any Seller shall fail to observe or perform any covenant, condition or agreement contained in this Framework Agreement or any other Transaction Agreement (excluding any covenants, conditions or agreements specified in clauses (a), (b) or (c) of this definition) and such failure shall continue unremedied for a period of ten (10) or more Business Days;
(e)    any representation or warranty made or deemed made by or on behalf of any Seller or Guarantor in or in connection with this Framework Agreement or any other Transaction Agreement shall prove to have been incorrect in any material respect when made or deemed made, and such failure to be correct shall continue unremedied for a period of ten (10) or more Business Days;
(f)    Buyer Agent, on behalf of Buyers, shall cease to have a perfected security interest in any Collateral granted by any Seller pursuant to the applicable Master Repurchase Agreement, except to the extent released in accordance with, or in connection with a disposition permitted under, the Transaction Agreements;
(g)    an Event of Bankruptcy shall occur with respect to Seller Agent, Guarantor or any Seller;
(h)    the Guaranty shall cease to be in full force and effect, or its validity or enforceability shall be disputed by any CHS Party; or
(i)    any Seller or Guarantor, or any of their respective Subsidiaries (i) fails to make payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any indebtedness for borrowed money aggregating in excess of $100,000,000 which was incurred, assumed or guaranteed by such Person, or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any indenture, agreement or other instrument under which any indebtedness for borrowed money aggregating in excess of $100,000,000 was incurred, assumed or guaranteed by such Person, if the effect of such failure, event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such indebtedness to be declared to be due and payable

Schedule 1-6

prior to its stated maturity, or such guaranty to become payable, without regard to whether such holder or holders, beneficiary or beneficiaries or such other Person shall have exercised or waived their right to do so.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Indemnified Person or required to be withheld or deducted from a payment to an Indemnified Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Indemnified Person being organized under the laws of, or having its principal office in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Indemnified Person pursuant to a law in effect on the Effective Date, (c) Taxes attributable to such Indemnified Person’s failure to provide relevant IRS forms and related documentation, and (d) any Taxes imposed pursuant to FATCA.
“Executive Order” means Executive Order No. 13224 on Terrorist Financings: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on September 23, 2001.
“Facility Expiration Date” means the Scheduled Facility Expiration Date in effect from time to time; provided, that (i) the Facility Expiration Date shall be deemed to have occurred on the first date (if any) upon which (x) the Termination Date occurs under the Securitization RPA or (y) an Event of Bankruptcy occurs with respect to Seller Agent, Guarantor or any Seller; (ii) on any Business Day (x) during which an Event of Default has occurred and is continuing or (y) on or after which any Person (other than an Affiliate of MUFG) has replaced MUFG as Securitization Agent under the Securitization RPA, the Buyers may deliver a written notice to Seller Agent and each Seller terminating the Facility Term, in which case the Facility Expiration Date shall be deemed to occur on the date of the delivery of such notice; and (iii) in the event Buyer Agent and each Buyer receives written notice pursuant to Section 5.3(r) hereof and the Repurchase Date with respect to the Current Transactions as of the time such notice is received will not otherwise occur on or prior to the date the applicable amendment, supplement or modification is to become effective, Buyers may deliver a written notice to Seller Agent and each Seller terminating the Facility Term, in which case the Facility Expiration Date shall be deemed to occur on the date such amendment, supplement or modification becomes effective.
“Facility Term” means the period beginning on the Effective Date and ending on the Facility Expiration Date.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Framework Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices implemented to give effect to any such intergovernmental agreements.
“Framework Agreement” has the meaning set forth in the Preamble.
“Funded Purchase Price” means, with respect to any Transactions entered into (or proposed to be entered into) under the applicable Master Repurchase Agreements on any Purchase Date, the excess, if any, of (a) the sum of the Purchase Prices for such Transactions over (b) the sum of the Repurchase Prices under any Transactions previously entered into under such Master Repurchase Agreements whose Repurchase Dates coincide with such Purchase Date, excluding any portion of such Repurchase Prices which are not

Schedule 1-7

permitted to be netted against Purchase Prices for subsequent Transactions entered into on such Purchase Date in accordance with Paragraph 12 of Annex I to the Master Repurchase Agreement.
“Funded Repurchase Price” means, with respect to any Transactions under the applicable Master Repurchase Agreements expiring on any Repurchase Date, the excess of (a) the sum of the Repurchase Prices for each such Transaction over (b) the sum of the amounts of any Purchase Prices under any subsequent Transactions entered into under such Master Repurchase Agreements whose Purchase Date coincides with such Repurchase Date which are netted against such Repurchase Prices in accordance with Paragraph 12 of the applicable Master Repurchase Agreement (any such netting being subject to Paragraph 12 of Annex I to the applicable Master Repurchase Agreement).
“Funding Conditions” has the meaning set forth in Section 4.3(a).
“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.
“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, regulatory body, court, central bank, commission, department or instrumentality of any such government or political subdivision, or any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” means CHS.
“Guaranty” means that certain Guaranty, dated as of the Effective Date, executed by Guarantor in favor of Buyer Agent, on behalf of Buyers.
“Indemnified Amounts” has the meaning set forth in Section 9.1.
“Indemnified Person” has the meaning set forth in Section 9.1.
“Information Package” has the meaning set forth in the Securitization RPA.
“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, charge, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement, preferential arrangement or similar agreement or arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
“Margin Deficit” has the meaning set forth in the applicable Master Repurchase Agreement.
“Margin Payment” means any cash transferred by or on behalf of a Seller to Buyer as required pursuant to Paragraph 4(a) of the applicable Master Repurchase Agreement.
“Master Repurchase Agreements” means each of (i) the CHS Master Repurchase Agreement and (ii) the CHS Capital Master Repurchase Agreement.

Schedule 1-8

“Material Adverse Effect” means, with respect to any Person (or if no Person is specified, with respect to any Seller or Seller Agent) an event or circumstance that, individually or in the aggregate, results in, or could reasonably be expected to result in, a material adverse effect on:
(a)    the financial condition or results of operations of such Person and its Subsidiaries, taken as a whole;
(b)    the ability of such Person to perform any of its obligations under this Framework Agreement or any other Transaction Agreement to which it is a party;
(c)    the status, existence, perfection, priority, enforceability or other rights and remedies of Buyer Agent associated with its interests in the Collateral or any material portion thereof; or
(d)    (i) the validity or enforceability against such Person of any Transaction Agreement or any Securitization Facility Document to which it is a party or (ii) the validity, enforceability or collectability of a material portion of the Collateral.
“Maximum Buyer Balance” means, with respect to any Buyer, the amount set forth below such Buyer’s signature page to this Framework Agreement.
“Monthly Date” means each of (i) the Effective Date and (ii) each “Settlement Date” (as defined in the Securitization RPA) during the Facility Term.
“MUFG” has the meaning set forth in the Preamble.
“No-Petition Letter” means that certain Letter Agreement, dated as of September 4, 2018, between Buyer and the Securitization Agent.
“OFAC” has the meaning set forth in the definition of Sanctioned Person.
“Organizational Documents” means a Party’s articles or certificate of incorporation and its by-laws or similar governing instruments required by the laws of its jurisdiction of formation or organization.
“Originator” has the meaning set forth in the Securitization SCA.
“Other Connection Taxes” means, with respect to any Indemnified Person, Taxes imposed as a result of a present or former connection between such Indemnified Person and the jurisdiction imposing such Tax (other than connections arising from such Indemnified Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Agreement, or sold or assigned an interest in any Purchased Note or Transaction Agreement).
“Outstanding Amount” means, with respect to any Seller Note at any given time, the outstanding principal balance of such Seller Note as of such time.
“Outstanding Buyer Balance” means, with respect to any Buyer, as of any time of determination, the excess, if any, of (x) the aggregate amount of Funded Purchase Price funded by such Buyer and applied to Purchase Price under any Master Repurchase Agreement over (y) the aggregate Funded Repurchase Price (or Margin Payments) paid by or on behalf of the Sellers (excluding any such amounts of Funded Repurchase Price attributable to payments of Price Differential) to such Buyer, in each case, in connection with the Current Transactions and all prior Transactions as of such time of determination.

Schedule 1-9

“Party” and “Parties” have the meaning set forth in the Preamble.
“PATRIOT Act” has the meaning set forth in Section 9.15.
“Performance Test” shall mean each of the performance tests set forth in Section 10.1(p) and (q) of the Securitization RPA.
“Permitted Liens” means (a) Liens created pursuant to the Transaction Agreements and (b) inchoate Liens for Taxes, assessments or other governmental charges or levies not yet due or that are being contested in good faith and by appropriate proceedings in compliance with the Transaction Agreements and for which adequate reserves have been established in accordance with GAAP, but only so long as foreclosure with respect to such Lien has not commenced and the use and value of the property to which the Liens attach are not impaired during the pendency of such proceedings.
“Person” means a natural individual, partnership, sole proprietorship, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, any Governmental Authority or any other entity of whatever nature.
“Potential Event of Default” means the occurrence of any event that, with the giving of notice or lapse of time, would become an Event of Default.
“Price Differential” has the meaning set forth in the applicable Master Repurchase Agreement.
“Pricing Rate” has the meaning set forth in the applicable Master Repurchase Agreement.
“Pro Rata Share” means, with respect to any Buyer as of any date of determination in connection with any Transaction, a fraction (expressed as a percentage), (a) the numerator of which is the Outstanding Buyer Balance of such Buyer as of such date of determination and (b) the denominator of which is the Outstanding Buyer Balance of all Buyers as of such date of determination.
“Purchase Date” has the meaning set forth in the applicable Master Repurchase Agreement.
“Purchase Price” has the meaning set forth in the applicable Master Repurchase Agreement.
“Purchase Report” means a report in substantially the form of Exhibit B setting forth, among other things:
(a)for each Seller, the aggregate initial Unpaid Balance of all Assets which were sold or contributed by such Seller to Cofina during the most recently ended Settlement Period;
(b)for each Seller, the aggregate Purchase Price for all Assets which were sold or contributed by such Seller to Cofina during the most recently ended Settlement Period (such aggregate Purchase Price with respect to any Seller and Settlement Period, an “Aggregate Seller Purchase Price”);
(c)for each Seller, the portion, if any, of the Aggregate Seller Purchase Price for the most recently ended Settlement Period that was paid in cash during such Settlement Period;
(d)for each Seller, the portion, if any, of such Seller’s Aggregate Seller Purchase Price for the most recently ended Settlement Period that was paid in the form of an increase in the principal amount of the related Subordinated Note during such Settlement Period;
(e)Cofina’s Net Worth as of the Cut-Off Date of the most recently ended Settlement Period;
(f)for each Seller, the aggregate amount by which the principal balance of the related Seller Note was repaid during the most recently ended Settlement Period; and

Schedule 1-10

(g)for each Seller, the aggregate principal amount of the related Seller Note as of the Cut-Off Date of the most recently ended Settlement Period.
Each term used in the definition of “Purchase Report” and not defined in this Framework Agreement shall have the meaning assigned to such term in the Securitization SCA.
“Purchased Note” means, as of any time with respect to any Transaction, the applicable Seller Note transferred, or purported to be transferred, to Buyer Agent, on behalf of Buyers, pursuant to such Transaction.
“Repurchase Date” has the meaning set forth in the applicable Master Repurchase Agreement.
“Repurchase Price” has the meaning set forth in the applicable Master Repurchase Agreement.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including as of the Effective Date, Cuba, Crimea (Ukraine), Iran, Syria and North Korea.
“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (or any successor thereto) or the U.S. Department of State, or as otherwise published from time to time; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country; (d) with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions; or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
“Sanctions” means the laws, rules, regulations and executive orders promulgated or administered to implement economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the United States government, including those administered by OFAC, the US State Department, the US Department of Commerce (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) by other relevant sanctions authorities to the extent compliance with the sanctions imposed by such other authorities would not entail a violation of Applicable Law.
“Scheduled Facility Expiration Date” means June 27, 2019.
“Securitization Amendment” has the meaning set forth in the definition of Securitization RPA.
“Securitization Facility Default” means, except to the extent arising solely as the result of an Event of Default or similar event occurring under the Transaction Agreements, any “Event of Default” or “Unmatured Event of Default”, in each case, as defined in the Securitization RPA, without regard to any waiver granted with respect thereto under the terms of the Securitization RPA.
“Securitization Facility Documents” has the meaning ascribed to the term “Transaction Documents” in the Securitization RPA.
“Securitization Guaranty” has the meaning ascribed to the term “Performance Guaranty” in the Securitization RPA.
“Securitization Guarantor” means CHS.

Schedule 1-11

“Securitization RPA” means the Amended and Restated Receivables Purchase Agreement, dated as of July 18, 2017 among Cofina, as seller, CHS, as initial servicer (in such capacity, the “Securitization Servicer”), MUFG (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as administrative agent (in such capacity, the “Securitization Agent”) and the various purchaser groups from time to time party thereto (as amended by that certain First Amendment, dated as of June 28, 2018, the Second Amendment, dated as of August 20, 2018, that certain Omnibus Amendment No. 3, dated as of September 4, 2018 (the “Securitization Amendment”), and as further amended, restated, supplemented or modified from time to time).
“Securitization SCA” means the Sale and Contribution Agreement, dated as of July 22, 2016, among each Seller, as an originator, and Cofina, as buyer (as amended by Omnibus Amendment No. 1, dated as of February 14, 2017, Omnibus Amendment No. 2, dated as of July 18, 2017, the Securitization Amendment, and as further amended, restated, supplemented or modified from time to time).
“Seller” has the meaning set forth in the Preamble.
“Seller Note” means (i) with respect to CHS, the CHS Note and (ii) with respect to CHS Capital, the CHS Capital Note (all of the foregoing, collectively, the “Seller Notes”).
“Seller Agent” has the meaning set forth in the Preamble.
“Settlement Period” has the meaning set forth in the Securitization RPA.
“Solvent” means, with respect to any Person and as of any particular date, (i) the fair value of the assets of such Person, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liabilities of such Person on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are currently conducted and are proposed to be conducted.
“Subordinated Note” has the meaning set forth in the Securitization SCA.
“Subordination Provisions” has the meaning set forth in the applicable Seller Note.
“Subsidiary” means, with respect to any Person, a corporation or other entity of which such Person owns, or its other direct or indirect Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership or control interests as have more than 50% of the ordinary voting power for the election of directors or managers, as the case may be.
“Tax” means all taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges payable to or imposed by any Governmental Authority, including any sales, use, excise or similar taxes and inclusive of any interest, additions to tax, penalties or fines applicable thereto.
“Termination Date” has the meaning given to the term “Purchase Termination Date” in the Securitization RPA.
“Transaction” has the meaning set forth in the applicable Master Repurchase Agreement.

Schedule 1-12

“Transaction Agreements” means, collectively, (i) this Framework Agreement, (ii) each of the other agreements referred to in Section 2.1 hereof and (iii) each Confirmation entered into under any Master Repurchase Agreement during the Facility Term.
“Transaction Notice” has the meaning set forth in Section 4.1(a).
“Transaction Period” has the meaning set forth in the applicable Master Repurchase Agreement.
“Undivided Funding Percentage” means, with respect to any Buyer as of any date of determination in connection with any Transaction, a fraction (expressed as a percentage), (a) the numerator of which is such Buyer’s Maximum Buyer Balance and (b) the denominator of which is the sum of the Maximum Buyer Balance of each Buyer; provided that, notwithstanding the foregoing, on and after the date on which there are two or more Buyers and a Buyer becomes a Non-Consenting Buyer, such Buyer shall have an Undivided Funding Percentage and a Maximum Buyer Balance of zero for purposes of this definition.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which writedown and conversion powers are described in the EU Bail-In Legislation Schedule.

Schedule 1-13

SCHEDULE 2
BANK ACCOUNTS

Buyers and Buyer Agent:
MUFG Bank Name:	MUFG BANK, LTD.
City, State:	New York, NY
SWIFT Code:	BOTKUS33
ABA/Routing #:	XXXXXXXX
Beneficiary Account Name:	MUFG BANK, LTD.
Beneficiary Account Number:	XXXXXXX
Ref:	CHS

Seller Agent:
Bank Name:	BMO Harris Bank
City, State:	Minneapolis, Minnesota
SWIFT Code:	HATRUS44
ABA/Routing #:	XXXXXXXX
Beneficiary Account Name:	CHS Capital
Beneficiary Account Number:	XXXXXXXX
Ref:	CHS Capital, LLC

Schedule 2-1

SCHEDULE 3
UCC DETAILS SCHEDULE

(1)	CHS Inc.:

(a)    Chief Executive Office

5500 Cenex Drive
St. Paul Minnesota 55077

(b)    Locations Where Records Are Kept

5500 Cenex Drive
St. Paul, Minnesota 55077

(c)    Doing Business As Names; Changes in Location or Name

Not Applicable

(d)    Federal Taxpayer ID Number

41-0251095

(e)    Jurisdiction of Organization

Minnesota

(f)    True Legal Name

CHS Inc.

(g)    Organizational Identification Number

COOP-1328

Schedule 3-1

2)	CHS Capital, LLC:
(a)    Chief Executive Office
5500 Cenex Drive
St. Paul, Minnesota 55077
(b)    Locations Where Records Are Kept
5500 Cenex Drive
St. Paul, Minnesota 55077
(c)    Doing Business As Names; Changes in Location or Name
Formerly known as Cofina Financial, LLC
(d)    Federal Taxpayer ID Number
20-2409352
(e)    Jurisdiction of Organization
Minnesota
(f)    True Legal Name
CHS Capital, LLC
(g)    Organizational Identification Number
1224194-2

Schedule 3-2

Exhibit A
Form of Transaction Notice
MUFG BANK, LTD.

RE:	Transaction under the Framework Agreement and the Master Repurchase Agreement
Ladies and Gentlemen:
This Transaction Notice is delivered to you pursuant to Section 4.1(a) of the Master Framework Agreement, dated as of September 4, 2018 (the “Framework Agreement”), by and among CHS Inc. and CHS Capital, LLC, as sellers (“Sellers”), CHS Inc., as agent for the Sellers (in such capacity, “Seller Agent”), MUFG Bank, Ltd., as buyer agent (“Buyer Agent”) and MUFG Bank, Ltd. and the other financial institutions from time to time party thereto, as buyers (“Buyers”), and relating to repurchase transactions to be entered into pursuant to the terms of the CHS Master Repurchase Agreement and the CHS Capital Master Repurchase Agreement. Capitalized terms used but not defined herein have the meanings set forth in the Framework Agreement.
Seller Agent hereby requests, on behalf of each applicable Seller, in accordance with the terms of the Framework Agreement:

(i)	a Transaction with CHS under the CHS Master Repurchase Agreement with a proposed Purchase Price of $__________; and

(ii)	a Transaction with CHS Capital under the CHS Capital Master Repurchase Agreement with a proposed Purchase Price of $__________;
each such Transaction to be entered into on the proposed Purchase Date of [•], and each such Transaction to have a proposed Repurchase Date of [•]. The sum of the proposed Purchase Prices for all such proposed Transactions is $__________.
[Seller Agent further requests that, pursuant to Paragraph 3(c)(ii) of each Master Repurchase Agreement set forth above (as amended by Annex I thereto), each of the current Transactions thereunder evidenced by the Confirmations dated as of [•] and originally scheduled to expire on [•] be instead terminated as of such proposed Purchase Date.] To be used in connection with an early termination of Transactions by the Sellers.
Attached hereto are forms of Confirmations for such proposed Transactions, completed in accordance with Section 4.1(a) of the Framework Agreement.

1 To be used in connection with an early termination of Transactions by the Sellers.

Exhibit A-1

Exhibit B
Form of Purchase Report

Exhibit B-1

Dated as of September 4, 2018
MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.),
as Administrative Agent under the Receivables Purchase Agreement
1221 Avenue of the Americas
New York, NY 10020

Re:    Letter Agreement re: Pledge of Subordinated Notes
Ladies and Gentlemen:
Please refer to (a) the Subordinated Note Financing Documents (as defined in the Receivables Purchase Agreement (defined below)), for which MUFG Bank, Ltd. (“MUFG”), as buyer and buyer agent (MUFG, as buyer agent and as buyer, together with its successors and assigns in such capacity, a “Subordinated Note Financier” and together the “Subordinated Note Financiers”) and (b) that certain Amended and Restated Receivables Purchase Agreement, dated as of July 18, 2017 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Receivables Purchase Agreement”) among CHS Inc., a Minnesota corporation (“CHS”), individually and as initial Servicer, Cofina Funding, LLC, a Delaware limited liability company (the “Seller”), the various Conduit Purchasers, Committed Purchasers and Purchaser Agents from time to time party thereto, and MUFG, as administrative agent (in such capacity, the “RPA Agent”). Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in, or by reference in, the Receivables Purchase Agreement. As used herein, the following terms have the following meanings: (i) “Debt Interests” means each Subordinated Note issued by the Seller to an Originator, (ii) “Securitization Assets” means the Assets, all Related Security and Collections with respect to the Receivables and all proceeds of any of the foregoing and (iii) “Securitization Party” means each Purchaser, the RPA Agent and each Indemnified Party.
In consideration for the RPA Agent’s (on behalf of the Purchasers) consent to the pledge of the Debt Interests by the Originators to the Subordinated Note Financiers, each Subordinated Note Financier hereby represents, warrants and agrees that it shall not:
(a) (i) contest or challenge, or join any other Person in contesting or challenging, the transfers of Securitization Assets from any Originator to the Seller, whether on the grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a “true sale” or a “true contribution”, (ii) without limiting the foregoing, contest or challenge, or join any other Person in contesting or challenging, the validity, enforceability, priority or perfection of the interest, or ownership, of the Seller in any of the Securitization Assets or its rights with respect thereto, or the validity, enforceability, priority or perfection of the interest of any assignee of the Seller (including any Purchaser under the Receivables Purchase Agreement or otherwise) in any of the Securitization Assets or any of their respective rights with respect thereto or (iii) (A) assert that any Person and the Seller should be substantively consolidated, treated as alter-egos or assert any similar theory or that the Seller is not or was not a limited liability company separate and distinct from any Originator, CHS or any other Person or (B) challenge the valuation of any Securitization Assets which any Purchaser, any assignee of such Purchaser or the RPA Agent may elect to liquidate as permitted under the Transaction Documents, or otherwise assert that any such liquidation was illegal, not done in a commercially reasonable manner, or otherwise invalid or improper;

(b) (i) directly or indirectly, institute against (or solicit or encourage any Person to institute against), or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding under any federal or state bankruptcy or similar law, until one year and one day following the Final Payout Date (such date, the “Subject Date”) or (ii) directly or indirectly, institute against (or solicit or encourage any Person to institute against), or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding under any federal or state bankruptcy or similar law until one year (or, if longer, any applicable preference period then in effect) plus one day following the last day on which all Commercial Paper Notes and other publicly or privately placed indebtedness for borrowed money of such Conduit Purchaser shall have been indefeasibly paid in full;
(c) assign its rights or obligations under any Subordinated Note Financing Document to any other Person unless such Person shall have agreed in writing to be bound by the terms of this letter agreement as if it were a party hereto;
(d) notwithstanding any provision of the Subordinated Note Financing Documents or any related transaction documents, prior to the Subject Date, sell, assign, pledge, create any other security interest in or otherwise transfer any of the Debt Interests or any interest therein to any other Person unless such Person shall have agreed in writing to be bound by the terms of this letter agreement as if it were a party hereto;
(e) (i) attempt to prohibit or restrict any sale, assignment, pledge, security interest or other transfer of the Securitization Assets or (ii) interfere in any manner with, or object to or contest, the transactions contemplated under the Transaction Documents, any action or exercise of rights or remedies by the RPA Agent or any Purchaser thereunder or any rights of any party to any Transaction Documents or (iii) assert any lien, security interest or ownership with respect to the Securitization Assets, in each case, prior to the Final Payout Date; and/or
(f) prior to the Subject Date, alter or cause the alteration of the independent manager provisions of the Seller’s limited liability company agreement or attempt to remove or replace any serving independent manager without the consent of the RPA Agent.
Each Subordinated Note Financier hereby acknowledges and agrees that (i) neither the RPA Agent nor any other Securitization Party has a fiduciary duty or any other duty to such Subordinated Note Financier based on the pledge of the Debt Interests and (ii) distributions under the Debt Interests are subject to the subordination provisions set forth in the Debt Interests and such Subordinated Note Financier agrees to be bound by and not otherwise challenge the enforceability of such provisions.
This letter agreement shall become effective on the date hereof provided that each of the Subordinated Note Financiers and the RPA Agent shall have received duly executed counterparts of this letter agreement, and thereafter this letter agreement shall be binding upon and inure to the benefit of the Subordinated Note Financiers and the RPA Agent and each of their respective successors and assigns.
This letter agreement shall remain in effect until the Subject Date.
No waiver, amendment or other modification, or consent with respect to, any provision of this letter agreement shall be effective unless the same shall be in writing and signed by each Subordinated Note Financier and the RPA Agent.

2

This letter agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.
Any provisions of this letter agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
THIS LETTER AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:
(a)    IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; AND

(b)    TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT.
(continued on the following page)

3

Please indicate your agreement with the foregoing by signing (where indicated below).
Very truly yours,

MUFG BANK, LTD.,
as a Subordinated Note Financier

By:
Name:
Title:

S-1                Letter Agreement

ACCEPTED AND AGREED TO:

MUFG BANK, LTD. (f/k/a THE BANK
OF TOKYO-MITSUBISHI UFJ, LTD.),
as RPA Agent

By:
Name:
Title:

S-2                Letter Agreement

AMENDED AND RESTATED SUBORDINATED NOTE
September 4, 2018

Note. FOR VALUE RECEIVED, the undersigned, Cofina Funding, LLC, a Delaware limited liability company (the “Company”), hereby unconditionally promises to pay to the order of CHS CAPITAL, LLC, a Minnesota limited liability company (“Originator”), in lawful money of the United States of America and in immediately available funds, on or before the date following the Termination Date which is one year and one day after the date on which (i) the Unpaid Balance of all Assets sold by Originator under the “Sale Agreement” referred to below has been reduced to zero and (ii) Originator has paid to the Company all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchase thereunder (the “Collection Date”), the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by Originator to the Company pursuant to and in accordance with the terms of that certain Sale and Contribution Agreement dated as of July 22, 2016 among Originator and certain of its affiliates, as originators, and the Company (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 2.3 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made.
(I)Definitions, Interpretation. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement. In addition, as used herein, the following terms have the following meanings:
“Junior Liabilities” means all obligations of Company to Originator under this Subordinated Note or to any other SCA Originator, if applicable, under any other subordinated note described in Section 2.3 of the Sale Agreement.
“SCA Originator” means any Person designated as an “Originator” under the Sale Agreement.
“Senior Interests” means (a) the security interest granted to the Administrative Agent in the Assets and the Related Security for the benefit of the Purchasers pursuant to the Receivables Purchase Agreement, (b) the Asset Interest, (c) all Obligations and (d) all other obligations of Company to the Senior Interest Holders under any Transaction Document, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due on or before the Final Payout Date.
“Senior Interest Holders” means, collectively, each Purchaser, each Purchaser Agent, the Administrative Agent and each Indemnified Party and their permitted assigns.
“Subordination Provisions” is defined in Section IV hereof.
(II)Interest. The Company further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the 1-month LIBOR rate published in The Wall Street Journal on the first Business Day of each month (or portion thereof) during the term of this Subordinated Note, computed for actual days elapsed on the basis of a year consisting of 360 days and changing on the first business day of each month hereafter (“LIBOR”); provided, however, that if the Company shall default in the payment of any principal hereof, the Company promises to pay, on demand, interest at the rate equal to LIBOR plus 1.50 % per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that the Company may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.
(III)Principal Payments. Originator is authorized and directed by the Company to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by the Company, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of the Company hereunder.
(IV)Subordination Provisions. Company covenants and agrees, and Originator, by its acceptance of this Subordinated Note, likewise covenants and agrees, in each case, for the benefit of the other and for the benefit of the Senior Interest Holders, that payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests, and any payment hereunder is pari passu in right of payment and performance to all other Junior Liabilities, to the extent and in the manner set forth in the following clauses of this Section IV (the “Subordination Provisions”):
(i)No payment or other distribution of Company’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note, except to the extent such payment or other distribution is (a) permitted under the Receivables Purchase Agreement and (b) made pursuant to Sections II or III of this Subordinated Note.
(ii)(a) In the event that an Insolvency Event shall have occurred with respect to the Company, or (b) on and after the occurrence of an Event of Default (under and as defined in the Receivables Purchase Agreement), the Senior Interests (other than unasserted contingent indemnification obligations) shall first be paid in full in cash before the Originator shall be entitled to receive and to retain any payment or distribution in respect of this Subordinated Note. In order to implement the foregoing: (x) all payments and distributions of any kind or character in respect of this Subordinated Note to which Originator would be entitled except for this clause (ii) shall be made directly to Administrative Agent (for the benefit of the Senior Interest Holders), and (y) Originator hereby irrevocably agrees that Administrative Agent, acting at the direction of the Required Purchasers, in the name of Originator or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any proceeding related to such Insolvency Event with respect to any and all claims of the Originator relating to this Subordinated Note, in each case until the Senior Interests (other than unasserted contingent indemnification obligations) shall have been paid in full and in cash.
(iii)In the event that Originator receives any payment or other distribution of any kind or character from Company or from any other source whatsoever, in respect of this Subordinated Note, other than as expressly permitted by the terms of this Subordinated Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall immediately be turned over in cash by the Originator to Administrative Agent (for the benefit of the Senior Interest Holders) until the Senior Interests (other than unasserted contingent indemnification obligations) have been paid in full and in cash. All payments and distributions received by Administrative Agent in respect of this Subordinated Note, to the extent received in or converted into cash, may be applied by Administrative Agent (for the benefit of the Senior Interest Holders) first, to the payment of any and all expenses (including, without limitation, attorneys’ fees and other legal expenses) paid or incurred by Administrative Agent or the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon the Junior Liabilities, and second, any balance thereof shall, solely as between any SCA Originator (including Originator hereunder) and the Senior Interest

Holders, be applied by Administrative Agent toward the payment of the Senior Interests in a manner determined by Administrative Agent to be in accordance with the Receivables Purchase Agreement; but as between Company and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests.
(iv)Upon the payment in full and in cash of all Senior Interests (other than unasserted contingent indemnification obligations), the Originator shall be subrogated to the rights of the Senior Interests Holders to receive payments or distributions from Company that are applicable to the Senior Interests.
(v)These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Originator, on the one hand, and the Senior Interest Holders, on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Subordinated Note is intended to or shall impair, as between Company, its creditors (other than the Senior Interest Holders) and the Originator, Company’s obligation, which is unconditional and absolute, to pay this Subordinated Note as and when the same shall become due in accordance with the terms hereof and of the Sale Agreement or to affect the relative rights of the Originator and creditors of Company (other than the Senior Interest Holders).
(vi)Originator shall not, (a) until the Senior Interests (other than unasserted contingent indemnification obligations) have been paid in full and in cash, cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Subordinated Note, or any rights in respect thereof, in each case, without the prior written consent of the Administrative Agent and the Required Purchasers or (b) at any time convert this Subordinated Note into an equity interest in Company.
(vii)Originator shall not commence, or join with any other Person in commencing, any proceedings related to an Insolvency Event with respect to Company until at least one year and one day shall have passed since the Senior Interests (other than unasserted contingent indemnification obligations) shall have been paid in full and in cash.
(viii)If, at any time, any payment (in whole or in part) made with respect to any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with any Insolvency Event or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.
(ix)Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice or demand to Originator, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (a) retain or obtain an interest in any property securing any of the Senior Interests pursuant to, and to the extent set forth in, the Transaction Documents; (b) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests in accordance with the Transaction Documents; (d) amend, supplement or otherwise modify any Transaction Document in accordance with the terms thereof; and (e) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.
(x)Originator agrees that this Subordinated Note shall be pari passu with all other Junior Liabilities.

(xi)Originator hereby waives (a) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders, (b) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests, and (c) all diligence in enforcement, collection or protection of, or realization upon the Senior Interests, or any thereof, or any security therefor.
(xii)These Subordination Provisions constitute a continuing offer from Company to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and Administrative Agent may proceed to enforce such provisions on behalf of each of such Persons.
(V)Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 8.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Administrative Agent and the Required Purchasers.
(VI)Governing Law. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT NEW YORK, NEW YORK, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.
(VII)Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Interest Holder of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Interest Holder upon the subordination and other provisions herein provided.
(VIII)Assignment. Other than in connection with a Subordinated Note Financing (so long as each Subordinated Note Financier is then party to the No Petition Agreement), this Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Administrative Agent and the Required Purchasers, and any such attempted transfer shall be void.
(IX)Effect of this Note. This promissory note amends, restates and replaces in its entirety (but does not cancel or extinguish the indebtedness evidenced by) that certain note, dated as of July 22, 2016, issued by Cofina to CHS Capital, LLC.
[SIGNATURE PAGE FOLLOWS]

COFINA FUNDING, LLC

By:
Title:

[Signature Page to A&R Subordinated Note (CHS Capital)]

Schedule
to
SUBORDINATED NOTE
SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by (initials)

AMENDED AND RESTATED SUBORDINATED NOTE
September 4, 2018

Note. FOR VALUE RECEIVED, the undersigned, Cofina Funding, LLC, a Delaware limited liability company (the “Company”), hereby unconditionally promises to pay to the order of CHS INC., a Minnesota corporation (“Originator”), in lawful money of the United States of America and in immediately available funds, on or before the date following the Termination Date which is one year and one day after the date on which (i) the Unpaid Balance of all Assets sold by Originator under the “Sale Agreement” referred to below has been reduced to zero and (ii) Originator has paid to the Company all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchase thereunder (the “Collection Date”), the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by Originator to the Company pursuant to and in accordance with the terms of that certain Sale and Contribution Agreement dated as of July 22, 2016 among Originator and certain of its affiliates, as originators, and the Company (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 2.3 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made.
(I)Definitions, Interpretation. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement. In addition, as used herein, the following terms have the following meanings:
“Junior Liabilities” means all obligations of Company to Originator under this Subordinated Note or to any other SCA Originator, if applicable, under any other subordinated note described in Section 2.3 of the Sale Agreement.
“SCA Originator” means any Person designated as an “Originator” under the Sale Agreement.
“Senior Interests” means (a) the security interest granted to the Administrative Agent in the Assets and the Related Security for the benefit of the Purchasers pursuant to the Receivables Purchase Agreement, (b) the Asset Interest, (c) all Obligations and (d) all other obligations of Company to the Senior Interest Holders under any Transaction Document, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due on or before the Final Payout Date.
“Senior Interest Holders” means, collectively, each Purchaser, each Purchaser Agent, the Administrative Agent and each Indemnified Party and their permitted assigns.
“Subordination Provisions” is defined in Section IV hereof.
(II)Interest. The Company further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the 1-month LIBOR rate published in The Wall Street Journal on the first Business Day of each month (or portion thereof) during the term of this Subordinated Note, computed for actual days elapsed on the basis of a year consisting of 360 days and changing on the first business day of each month hereafter (“LIBOR”); provided, however, that if the Company shall default in the payment of any principal hereof, the Company promises to pay, on demand, interest at the rate equal to LIBOR plus 1.50 % per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that the Company may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.
(III)Principal Payments. Originator is authorized and directed by the Company to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by the Company, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of the Company hereunder.
(IV)Subordination Provisions. Company covenants and agrees, and Originator, by its acceptance of this Subordinated Note, likewise covenants and agrees, in each case, for the benefit of the other and for the benefit of the Senior Interest Holders, that payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests, and any payment hereunder is pari passu in right of payment and performance to all other Junior Liabilities, to the extent and in the manner set forth in the following clauses of this Section IV (the “Subordination Provisions”):
(i)No payment or other distribution of Company’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note, except to the extent such payment or other distribution is (a) permitted under the Receivables Purchase Agreement and (b) made pursuant to Sections II or III of this Subordinated Note.
(ii)(a) In the event that an Insolvency Event shall have occurred with respect to the Company, or (b) on and after the occurrence of an Event of Default (under and as defined in the Receivables Purchase Agreement), the Senior Interests (other than unasserted contingent indemnification obligations) shall first be paid in full in cash before the Originator shall be entitled to receive and to retain any payment or distribution in respect of this Subordinated Note. In order to implement the foregoing: (x) all payments and distributions of any kind or character in respect of this Subordinated Note to which Originator would be entitled except for this clause (ii) shall be made directly to Administrative Agent (for the benefit of the Senior Interest Holders), and (y) Originator hereby irrevocably agrees that Administrative Agent, acting at the direction of the Required Purchasers, in the name of Originator or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any proceeding related to such Insolvency Event with respect to any and all claims of the Originator relating to this Subordinated Note, in each case until the Senior Interests (other than unasserted contingent indemnification obligations) shall have been paid in full and in cash.
(iii)In the event that Originator receives any payment or other distribution of any kind or character from Company or from any other source whatsoever, in respect of this Subordinated Note, other than as expressly permitted by the terms of this Subordinated Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall immediately be turned over in cash by the Originator to Administrative Agent (for the benefit of the Senior Interest Holders) until the Senior Interests (other than unasserted contingent indemnification obligations) have been paid in full and in cash. All payments and distributions received by Administrative Agent in respect of this Subordinated Note, to the extent received in or converted into cash, may be applied by Administrative Agent (for the benefit of the Senior Interest Holders) first, to the payment of any and all expenses (including, without limitation, attorneys’ fees and other legal expenses) paid or incurred by Administrative Agent or the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon the Junior Liabilities, and second, any balance thereof shall, solely as between any SCA Originator (including Originator hereunder) and the Senior Interest Holders, be applied by Administrative Agent toward the payment of the Senior Interests in a manner determined by Administrative Agent to be in accordance with the Receivables Purchase Agreement; but as between Company and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests.
(iv)Upon the payment in full and in cash of all Senior Interests (other than unasserted contingent indemnification obligations), the Originator shall be subrogated to the rights of the Senior Interests Holders to receive payments or distributions from Company that are applicable to the Senior Interests.
(v)These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Originator, on the one hand, and the Senior Interest Holders, on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Subordinated Note is intended to or shall impair, as between Company, its creditors (other than the Senior Interest Holders) and the Originator, Company’s obligation, which is unconditional and absolute, to pay this Subordinated Note as and when the same shall become due in accordance with the terms hereof and of the Sale Agreement or to affect the relative rights of the Originator and creditors of Company (other than the Senior Interest Holders).
(vi)Originator shall not, (a) until the Senior Interests (other than unasserted contingent indemnification obligations) have been paid in full and in cash, cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Subordinated Note, or any rights in respect thereof, in each case, without the prior written consent of the Administrative Agent and the Required Purchasers or (b) at any time convert this Subordinated Note into an equity interest in Company.
(vii)Originator shall not commence, or join with any other Person in commencing, any proceedings related to an Insolvency Event with respect to Company until at least one year and one day shall have passed since the Senior Interests (other than unasserted contingent indemnification obligations) shall have been paid in full and in cash.
(viii)If, at any time, any payment (in whole or in part) made with respect to any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with any Insolvency Event or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.
(ix)Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice or demand to Originator, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (a) retain or obtain an interest in any property securing any of the Senior Interests pursuant to, and to the extent set forth in, the Transaction Documents; (b) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests in accordance with the Transaction Documents; (d) amend, supplement or otherwise modify any Transaction Document in accordance with the terms thereof; and (e) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.
(x)Originator agrees that this Subordinated Note shall be pari passu with all other Junior Liabilities.
(xi)Originator hereby waives (a) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders, (b) notice of the existence, creation, non-payment or non-

performance of all or any of the Senior Interests, and (c) all diligence in enforcement, collection or protection of, or realization upon the Senior Interests, or any thereof, or any security therefor.
(xii)These Subordination Provisions constitute a continuing offer from Company to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and Administrative Agent may proceed to enforce such provisions on behalf of each of such Persons.
(V)Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 8.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Administrative Agent and the Required Purchasers.
(VI)Governing Law. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT NEW YORK, NEW YORK, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.
(VII)Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Interest Holder of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Interest Holder upon the subordination and other provisions herein provided.
(VIII)Assignment. Other than in connection with a Subordinated Note Financing (so long as each Subordinated Note Financier is then party to the No Petition Agreement), this Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Administrative Agent and the Required Purchasers, and any such attempted transfer shall be void.
(IX)Effect of this Note. This promissory note amends, restates and replaces in its entirety (but does not cancel or extinguish the indebtedness evidenced by) that certain note, dated as of July 22, 2016, issued by Cofina to CHS Inc.

[SIGNATURE PAGE FOLLOWS]

COFINA FUNDING, LLC

By:
Title:

[Signature Page to A&R Subordinated Note (CHS Inc.)]

Schedule
to
SUBORDINATED NOTE
SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by (initials)